Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

B2DIGITAL, INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

7997

(Primary Standard Industrial Classification Code Number)

84-0916299

(I.R.S. Employer Identification Number)

4522 West Village Drive

Suite 215

Tampa, FL 33624

(813) 961-3051

(Address and telephone number of registrant’s principal

executive offices and principal place of business)

Bradley E. Essman, Esq.

600 North Broad Street

Suite 5 #3133

Middletown, DE 19709

(727) 768-2121

(Name, address and telephone number of agent for service)

Communication Copies to:

Business Legal Advisors, LLC

Brian Higley, Esq.

14888 South Auburn Sky Drive

Draper, UT 84020

(801) 634-1984

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 424, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(A), may determine.

EXPLANATORY NOTE

On December 31, 2020, B2Digital, Incorporated, a Delaware corporation (the “Company”), filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1, as amended (File No. 333-251846) (the “Registration Statement”), covering the sales of up to 625,000,000 shares of the Company’s Common Stock, par value $0.00001 per share (the “Common Stock”) and up to 125,000,000 shares of our Common Stock, par value $0.00001 per share, to be issued to Triton Funds, LP, a Delaware limited partnership (“Triton”) upon the exercise of warrants issued to Triton (the “Warrant Shares”). The Registration Statement was originally declared effective by the SEC on February 2, 2021.

This Post-Effective Amendment No. 1 is being filed in order to include information from the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021 that was filed with the SEC on June 29, 2021 and to make certain corresponding changes in the Registration Statement.

No additional securities are being registered under this Post-Effective Amendment. All applicable registration and filing fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until this Registration Statement filed with the SEC is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 6, 2021

B2DIGITAL, INCORPORATED

625,000,000 Shares of Common Stock

$0.004 per share

125,000,000 Shares of Common Stock Issuable Upon the Exercise of Warrants

This Prospectus relates to the offer of up to 625,000,000 shares of our Common Stock, par value $0.00001 per share (the “Shares”) with an offering price of $0.004 per Share (with the resale of the Warrant Shares, the “Offering”). This Offering shall be conducted by the Company in a direct offering. Should all Shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $2,500,000 at an offering price of $0.004 per Share. There is no minimum number of Shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered Shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the Shares. This Prospectus will permit our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares they may sell. In offering the Shares on our behalf, our officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange of 1934, as amended (the “Exchange Act”).

This Prospectus also relates to the resale of up to 125,000,000 shares of our Common Stock, par value $0.00001 per share, to be issued to Triton Funds, LP, a Delaware limited partnership (“Triton”) upon the exercise of warrants issued to Triton (the “Warrant Shares”). The Warrant Shares may be issued pursuant to that that certain Warrant Agreement, dated December 23, 2020. Triton is also referred to herein as the “Selling Security Holder.”

We will not receive any of the proceeds from the sale of the Common Stock by the Selling Security Holder.

The Selling Security Holder may sell all or a portion of the shares of Common Stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, at a fixed price of $0.02 per share until our Common Stock is listed or quoted on an established public trading market (including the OTCQB), and thereafter at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The Selling Security Holder can offer all, some or none of its shares of Common Stock, thus we have no way of determining the number of shares of Common Stock it will hold after this Offering. See “Plan of Distribution.”

Our Common Stock is currently quoted on the OTC Markets under the symbol “BTDG.” On June 28, 2021, the last reported sale price of our Common Stock on the OTC Markets was $0.0044.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this Prospectus, and under similar headings in any amendments or supplements to this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 6, 2021

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that which is contained in this Prospectus. This Prospectus may be used only where it is legal to sell these securities. The information in this Prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this Prospectus or of any sale of securities.

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ABOUT THIS PROSPECTUS

The Registration Statement of which this Prospectus forms a part that we have filed with the Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this Prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information” before making your investment decision.

You should rely only on the information provided in this Prospectus or in any Prospectus supplement or any free writing Prospectuses or amendments thereto. Neither we, nor the Selling Security Holder, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this Prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the Selling Security Holder, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we, nor the Selling Security Holder, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

Information contained in, and that can be accessed through our web site, www.b2digitalotc.com, does not constitute part of this prospectus.

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts in particular are estimates only and may be inaccurate, especially over long periods of time. In addition, the underwriters have not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all the information you should consider before investing in our Common Stock. You should read the entire prospectus before making an investment decision. Throughout this prospectus, the terms the “Company”, “B2Digital”, “we,” “us,” “our,” and “our company” refer to B2Digital, Incorporated, a Delaware corporation.

Company Overview

In February 2017, the Board of Directors of B2Digital, a Delaware corporation (the “Company”), approved a complete restructuring, new management team and strategic direction for the Company. Capitalizing on its history in television, video and technology, we are now forging ahead and becoming a full-service live event sports company.

Since the restructuring, we have been led by a management team headed by our Chairman and CEO, Greg P. Bell. Our management team has over 30 years of global experience developing more than 20 companies in the sports, television, entertainment, digital distribution, and banking transaction industries. As part of our growth strategy, we intend to continue to develop and acquire assets meeting our business model with the goal of becoming a premier vertically-integrated live event sports company.

With extensive background in entertainment, television, video and technology, we are now forging ahead and becoming a full-service live event sports company. Our current Chairman and CEO is Greg P. Bell. Capitalizing on the combination of his expertise, relationships and experience as well as his involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, we are in the process of developing and acquiring companies to become a premier vertically-integrated live event sports company. To accomplish this, our first strategy is to build an integrated live event minor league for the Mixed Martial Arts (“MMA”) marketplace, which is a billion-dollar industry.

We are creating and developing minor league champions that will move on to the MMA major leagues from the B2 Fighting Series (the “B2FS”). In 2017, we started operating live MMA Events by acquiring additional existing MMA promotions. These acquisitions which facilitate the best fighters being invited annually to the yearly B2FS National Championship Live Event. We own all media rights, merchandising rights, digital distribution networks of the B2FS. We are developing the systems and technologies for event management, digital ticketing sales, digital video distribution, digital marketing, PPV, fighter management, merchandise sales, brand management and financial control systems.

Where You Can Find Us

Our executive offices are located at 4522 West Village Drive, Suite 215, Tampa, Florida 33624, and our telephone number is (813) 961-3051. Our website address is www.b2digitalotc.com. Information contained on our website does not form part of this prospectus and is intended for informational purposes only.

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THE OFFERING

Issuer	B2Digital, Incorporated, a Delaware corporation.

Securities Offered

The sale of up to 625,000,000 of shares of our Common Stock (the “Shares”). Our Common Stock is described in further detail in the section of this Prospectus titled "DESCRIPTION OF SECURITIES.”

The resale of up to 125,000,000 shares of our Common Stock to be issued to Triton Funds, LP, a Delaware limited partnership (“Triton”) upon the exercise of warrants issued to Triton (the “Warrant Shares”).

Offering Price Per Share	$0.004 per Share.

Common Stock Outstanding Before the Offering	745,951,498 shares of Common Stock.

Common Stock to be Outstanding After Giving Effect to the Issuance of 750,000,000 Shares of Common Stock	1,495,951,498 shares of Common Stock.

Use of Proceeds

We are offering a maximum of 625,000,000 shares of our Common Stock at an Offering price of $0.004 per Share for net proceeds to the Company of $2,500,000. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to us when subscriptions are received and accepted.

No assurance can be given that the net proceeds from the total number of Shares offered hereby or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this Offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

We will use the proceeds from these sales for future acquisitions, acquisitions of fight groups/gyms, infrastructure/CAPEX, working capital, and other corporate purposes. See “Use of Proceeds.”

We will not receive any of the proceeds from any sale of the shares of Common Stock by the Selling Security Holder. See “Use of Proceeds.”

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

Trading Symbol	The Company’s Common Stock is quoted on the OTC Markets quotation service platform under the symbol “BTDG.”

The number of shares of Common Stock outstanding is based on an aggregate of 745,951,498 shares outstanding as of February 2, 2021 and excludes the shares of Common Stock issuable upon purchase of the Shares and the Warrant Shares.

For a more detailed description of the Warrant Shares, see “Private Placement”.

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RISK FACTORS

An investment our Common Stock is highly speculative and involves a high degree of risk. The risk factors described below summarize some of the material risks inherent in an investment in us. These risk factors are not presented in any particular order of significance. Each prospective investor should carefully consider the following risk factors inherent in and affecting our business and the Offering before making an investment decision. You should also refer to the other information set forth in this prospectus and to the risk factors in our SEC filings.

Risks Related to Our Business

A pandemic, epidemic or outbreak of an infectious disease in the markets in which the Company operates or that otherwise impacts its facilities and customers could adversely impact the Company’s business.

If a pandemic, epidemic, or outbreak of an infectious disease including the recent outbreak of respiratory illness caused by a novel coronavirus (COVID-19) first identified in Wuhan, Hubei Province, China, or other public health crisis were to affect the Company’s markets or facilities, or its customers, the Company’s business could be adversely affected. Consequences of the coronavirus outbreak are resulting in disruptions in or restrictions on the Company’s ability to travel and hold live events. If such an infectious disease broke out at the Company’s office, facilities or work sites, its operations may be affected significantly, its productivity may be affected, and the Company may incur increased costs. If the persons and entities with which the Company contracts are affected by an outbreak of infectious disease, its live events may be delayed or cancelled, and the Company may incur increased costs. If the Company’s subcontractors with whom it works were affected by an outbreak of infectious disease, the Company’s labor supply may be affected and it may incur increased labor costs. In addition, the Company may experience difficulties with certain suppliers or with vendors in its supply chains, and its business could be affected if the Company becomes unable to procure essential equipment, supplies or services in adequate quantities and at acceptable prices. Further, an infectious outbreak may cause disruption to the U.S. economy, or the local economies of the markets in which the Company operates, increase costs associated with its business, affect job growth and consumer confidence, or cause economic changes that the Company cannot anticipate. Overall, the potential impact of a pandemic, epidemic or outbreak of an infectious disease with respect to the Company’s markets or its facilities is difficult to predict and could adversely impact the Company’s business. In response to the COVID-19 situation, federal, state and local governments (or other governments or bodies) are considering placing, or have placed, restrictions on travel and conducting or operating business activities. At this time those restrictions are very fluid and evolving. the Company has been and will continue to be impacted by those restrictions. Given that the type, degree and length of such restrictions are not known at this time, the Company cannot predict the overall impact of such restrictions on it, its customers, its subcontractors, and others with whom the Company works or the overall economic environment. As such, the impact these restrictions may have on the Company’s financial position, operating results and liquidity cannot be reasonably estimated at this time, but the impact may be material. In addition, due to the speed with which the COVID-19 situation is developing and evolving, there is uncertainty around its ultimate impact on public health, business operations and the overall economy; therefore, the negative impact on the Company’s financial position, operating results and liquidity cannot be reasonably estimated at this time, but the impact may be material.

The Company may fail to consummate its planned acquisitions, which could have a material adverse impact on its earnings and results of operations.

The Company may fail to consummate acquisitions, as planned. Because acquisitions are subject to a variety of factors, including the Company's ongoing due diligence and the satisfaction of customary closing conditions, many of which are outside of the Company's control.

If the Company is unable to complete the planned acquisitions, it may experience delays in locating and securing attractive alternative investments. The Company's failure to find suitable acquisitions on acceptable terms could result in returns that are substantially below expectations or result in losses.

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Furthermore, acquisitions, whether or not they are successful, require substantial time and attention from management of the Company. The Company may have incurred significant legal, accounting and other transaction costs in connection with a transaction without realizing a corresponding increase in its earnings and cash flow from the acquisition. As a result, the Company's failure to consummate an acquisition could have a material adverse impact on the Company's results of operations and earnings.

The success of the Company’s business is subject to the continued success and popularity of Mixed Martial Arts ("MMA").

MMA is currently a popular sport in the U.S., but the Company’s business is affected by consumer tastes and sports and entertainment trends, which are unpredictable and subject to change. Any decline in the popularity of MMA, changes in the Company’s fans' and customers' tastes or a material change in the perceptions of the MMA industry, whether due to internal or external factors, could adversely affect the Company’s operating results and have a material adverse effect on its business.

The Company may not be able to attract and retain key professional MMA fighters.

The Company’s business is dependent upon identifying, recruiting, and retaining highly regarded professional MMA fighters for its promotions. Fans and sponsors are attracted to events featuring top fighters, and the value placed on a promotion's television and other media rights is dependent to a great extent on the quality of the promotion's fighter roster. The Company may not be able to attract and retain key professional MMA fighters due to competition with other regional promoters for the same fighters. Failing to put on events featuring top professional fighters could adversely affect our operating results and have a material adverse effect on the Company’s business.

The Company may not be able to attract sufficient promotional and advertising sponsorships or maintain such arrangements.

The Company’s business strategy involves developing sponsorship arrangements, or expanding existing sponsorship arrangements, in support of its network of live MMA events. The Company will compete with larger, more established sports and entertainment organizations and media outlets for sponsorship and advertising revenue. Many factors, including the popularity and perception of MMA and the perceived quality of our promotions, will significantly affect the Company’s ability to secure and maintain important advertising and promotional arrangements. If the Company is unable to generate sponsorship and promotional revenue and increase that revenue over time, its operating results and business will be adversely affected.

Future acquisitions may result in potentially dilutive issuances of equity securities, the incurrence of indebtedness and increased amortization expense.

Future acquisitions will likely result in issuances of equity securities, which may be dilutive to the equity interests of existing stockholders; the incurrence of debt, which will require the Company to maintain cash flows sufficient to service the debt; the assumption of known and unknown liabilities; and the amortization of expenses related to intangible assets, all of which could have an adverse effect on the Company’s business, financial condition and results of operations.

The Company may need additional capital to support its operations or the growth of its business, and the Company cannot be certain that this capital will be available on reasonable terms when required, or at all.

In order for the Company to grow and successfully execute its business plan, the Company may require additional financing which may not be available or on acceptable terms. If such financing is available, it may be dilutive to the equity interests of existing stockholders. Failure to obtain financing may have a material adverse effect on the Company’s financial position. If the Company is unable to obtain adequate financing or financing on terms satisfactory to it when required, the Company’s ability to continue to support the operation or growth of its business could be significantly impaired and its operating results may be harmed.

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The Company may be prohibited from promoting and conducting its live events if it does not comply with applicable regulations.

In various states in the U.S. and in some foreign jurisdictions, athletic commissions and other applicable regulatory agencies will require the Company to obtain licenses for promoters, medical clearances and/or other permits or licenses for athletes and/or permits for events in order for it to promote and conduct its live events. If the Company fails to comply with the regulations of a particular jurisdiction, it may be prohibited from promoting and conducting live events in that jurisdiction. The inability to present live events over an extended period of time or in a number of jurisdictions could lead to a decline in the revenue streams generated from the Company’s live events, in which case its operating results would be adversely affected.

The Company could incur substantial liability in the event of accidents or injuries occurring during its events.

The Company intends to hold numerous live MMA events each year. Each live event will expose the Company’s employees who are involved in the production of those events to the risk of travel and match-related accidents, the costs of which may not be fully covered by insurance. The physical nature of the Company’s events will expose its professional MMA fighters to the risk of serious injury or death. Although the Company’s fighters, as independent contractors, are responsible for maintaining their own health, disability and life insurance, the Company insures medical costs for injuries that a fighter may suffer at its events. Any liability the Company incurs as a result of the death of or a serious injury sustained by one of its fighters while fighting in a match at its events, to the extent not covered by the Company’s insurance, could adversely affect its business, financial condition and operating results.

The Company’s live events will entail other risks inherent in public live events, including air and land travel interruption or accidents, the spread of illness, pandemics, injuries resulting from building problems, equipment malfunction, terrorism or other violence, local labor strikes and other "force majeure" type events. These circumstances could result in personal injuries or deaths, canceled events and other disruptions to the Company’s business for which it does not carry business interruption insurance, or result in liability to third parties for which the Company may not have insurance. The occurrence of any of these circumstances could adversely affect the Company’s business, financial condition and results of operations.

The Company may be unable to establish, protect or enforce our intellectual property rights adequately.

The Company’s success will depend in part on its ability to establish, protect and enforce its intellectual property and other proprietary rights. The Company’s inability to protect its portfolio of copyrighted material, trade names and other intellectual property rights from infringement, piracy, counterfeiting or other unauthorized use could negatively affect its business. If the Company fails to establish, protect or enforce our intellectual property rights, it may lose an important advantage in the markets in which it competes. The Company’s intellectual property rights may not be sufficient to help it maintain its position in the markets and its competitive advantages. Monitoring unauthorized uses of and enforcing the Company’s intellectual property rights can be difficult and costly. Legal intellectual property actions are inherently uncertain and may not be successful and may require a substantial amount of resources and divert the attention of management.

The Company relies on its marketing efforts and channels to promote its brand and events. These efforts may require significant expense and may not be successful.

The Company will employ various marketing tactics and use a variety of marketing channels to promote its brand, including sponsorships, advertisement, email and social media marketing. If the Company loses access to one or more of these channels for any reason, it will not be able to promote its brand or events effectively, which could limit the Company’s ability to grow. Further, if the marketing activities fail to generate traffic to the Company’s events, attract new fans or lead to new and renewal sales for its events, its business and operating results could be affected. There is no assurance in the results of the Company’s continuing marketing efforts. If customer acquisition cost increases, the operating results could also be affected.

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Risks Relating to Our Financial Condition

There are doubts about the Company’s ability to continue as a going concern.

The Company is a development stage enterprise and has commenced planned principal operations. The Company had minimal revenues and has incurred losses of $5,380,270 for the fiscal year ended March 31, 2021. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 3. Going Concern for further information.

The Company’s management has a limited experience operating a public company and is subject to the risks commonly encountered by early-stage companies.

Although the Company’s management has experience in operating small companies, its management has not had to manage expansion while being a public company. Many investors may treat the Company as an early-stage company. In addition, the Company’s management has not overseen a company with large growth. Because the Company has a limited operating history, its operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that the Company may not have sufficient capital to achieve its growth strategy;

•	risks that the Company may not develop its product and service offerings in a manner that enables it to be profitable and meet our customers’ requirements;

•	risks that the Company’s growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

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These risks are described in more detail below. The Company’s future growth will depend substantially on its ability to address these and the other risks described in this section. If the Company does not successfully address these risks, its business could be significantly harmed.

The Company has limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As the Company has limited operations in its business and has yet to generate significant revenue, it is extremely difficult to make accurate predictions and forecasts on its finances. This is compounded by the fact that the Company operates in a rapidly transforming industry. There is no guarantee that the Company’s products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize the Company’s services.

As a growing company, the Company has yet to achieve a profit and may not achieve a profit in the near future, if at all.

The Company has not yet produced a net profit and may not in the near future, if at all. While the Company expects revenue to grow, it has not achieved profitability and cannot be certain that it will be able to sustain its current growth rate or realize sufficient revenue to achieve profitability. The Company’s ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below revenue levels in order to achieve positive cash flows, none of which can be assured.

The Company will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

The Company intends to continue to make investments to support its business growth and may require additional funds to respond to business challenges, including the need to update hardware, improve its operating infrastructure or acquire complementary businesses and technologies. Accordingly, the Company will need to engage in continued equity or debt financings to secure additional funds. If the Company raises additional funds through future issuances of equity or convertible debt securities, its existing stockholders could suffer significant dilution, and any new equity securities the Company issues could have rights, preferences and privileges superior to those of its common stock. Any debt financing the Company secures in the future could involve restrictive covenants relating to the Company’s capital raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital and to pursue business opportunities, including potential acquisitions. The Company may not be able to obtain additional financing on terms favorable to it, if at all. If the Company is unable to obtain adequate financing or financing on terms satisfactory to it when we required, its ability to continue to support its business growth and to respond to business challenges could be impaired, and the Company’s business may be harmed.

The Company is highly dependent on the services of its key executive, the loss of whom could materially harm the Company’s business and its strategic direction. If the Company loses key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in its compensation costs, the Company’s business may materially suffer.

The Company is highly dependent on its management, specifically Greg P. Bell. The Company has an employment agreement in place with Mr. Bell. If the Company loses key employees, its business may suffer. Furthermore, the Company’s future success will also depend, in part, on the continued service of its management personnel and its ability to identify, hire, and retain additional key personnel. The Company does not carry “key-man” life insurance on the lives of any of its executives, employees or advisors. The Company experiences intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of its business. Because of this competition, the Company’s compensation costs may increase significantly.

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The Company may be unable to manage growth, which may impact its potential profitability.

Successful implementation of the Company’s business strategy requires it to manage its growth. Growth could place an increasing strain on the Company’s management and financial resources. To manage growth effectively, the Company will need to:

•	Establish definitive business strategies, goals and objectives;

•	Maintain a system of management controls; and

•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If the Company fails to manage its growth effectively, its business, financial condition, or operating results could be materially harmed, and the Company’s stock price may decline.

The Company operates in a highly competitive environment, and if it is unable to compete with its competitors, its business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

The Company operates in a highly competitive environment. The Company’s competition includes all other companies that are in the business of entertainment events or other related companies. A highly competitive environment could materially adversely affect the Company’s business, financial condition, results of operations, cash flows and prospects.

The Company may not be able to compete successfully with other established companies offering the same or similar services and, as a result, the Company may not achieve its projected revenue and user targets.

If the Company is unable to compete successfully with other businesses in its existing markets, it may not achieve its projected revenue and/or customer targets. The Company competes with both start-up and established companies. Compared to the Company’s business, some of its competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established.

The Company’s lack of adequate D&O insurance may also make it difficult for it to retain and attract talented and skilled directors and officers.

In the future the Company may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, the Company has not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts the Company would pay to indemnify its officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on the Company’s financial condition, results of operations and liquidity. Furthermore, the Company’s lack of adequate D&O insurance may make it difficult for it to retain and attract talented and skilled directors and officers, which could adversely affect its business.

The Company expects to incur substantial expenses to meet its reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in the Company’s financial reporting and could harm its ability to manage its expenses.

The Company estimates that it will cost approximately $117,000 annually to maintain the proper management and financial controls for the Company’s filings required as a public reporting company. In addition, if the Company does not maintain adequate financial and management personnel, processes and controls, it may not be able to accurately report its financial performance on a timely basis, which could cause a decline in the Company’s stock price and adversely affect our ability to raise capital.

9

Risks Relating to our Common Stock and Offering

The price of the Company’s common stock may continue to be volatile.

The trading price of the Company’s common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond the Company’s control or unrelated to its operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the ongoing COVID-19 pandemic, the operating performance of similar companies; the overall performance of the equity markets; the announcements by the Company or its competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the Company’s business; any major change in the Company’s board of directors or management; publication of research reports or news stories about the Company, its competitors, or its industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities. This litigation, if instituted against the Company, could result in very substantial costs; divert management’s attention and resources; and harm the Company’s business, operating results, and financial condition.

The Company’s common stock is thinly traded, so the Company’s stockholders may be unable to sell at or near ask prices or at all if they need to sell their shares to raise money or otherwise desire to liquidate their shares.

The Company’s common stock has historically been sporadically traded on the OTC Markets, meaning that the number of persons interested in purchasing the Company’s shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that the Company is a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if the Company came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as the Company or purchase or recommend the purchase of its shares until such time as the Company became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in the Company’s shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. The Company cannot give shareholders any assurance that a broader or more active public trading market for its common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the Company’s common stock is particularly volatile given its status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in the Company’s share price. The price at which a shareholder purchases the Company’s shares may not be indicative of the price that will prevail in the trading market. The Company’s shareholders may be unable to sell their common shares at or above the purchase price, which may result in substantial losses to the Company’s shareholders.

The market for the Company’s shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and the Company expects that its share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in the Company’s share price is attributable to a number of factors. First, as noted above, the Company’s shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for the Company’s shares could, for example, decline precipitously in the event that a large number of the Company’s shares is sold into the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, the Company is a speculative investment due to, among other matters, its limited operating history and lack of significant revenue or profit to date, and the uncertainty of future market acceptance for the Company’s products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of the Company’s shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of the Company’s inventory of events, games, government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures, the Company’s capital commitments and additions or departures of its key personnel. Many of these factors are beyond the Company’s control and may decrease the market price of its shares regardless of operating performance. The Company cannot make any predictions or projections as to what the prevailing market price for its shares will be at any time, including as to whether its shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

10

The Company’s shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The Company’s management is aware of the abuses that have occurred historically in the penny stock market. Although the Company does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, the Company’s management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to its securities. The possible occurrence of these patterns or practices could increase the volatility of the Company’s share price.

The market price of the Company’s common stock may be volatile and adversely affected by several factors.

The market price of the Company’s common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	the unprecedented impact of COVID-19 pandemic on our business, customers, employees, consultants, service providers, stockholders, investors and other stakeholders;

•	the Company’s ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in competition or practices;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our common stock develops and is maintained.

11

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Pandemics, natural disasters and geo-political events could adversely affect the Company’s business.

Pandemics, natural disasters, including hurricanes, cyclones, typhoons, tropical storms, floods, earthquakes and tsunamis, weather conditions, including winter storms, droughts and tornadoes, whether as a result of climate change or otherwise, and geo-political events, including civil unrest or terrorist attacks, that affect the Company, or other service providers, could adversely affect the Company’s business.

The Company does not expect to pay dividends in the future; any return on investment may be limited to the value of the Company’s common stock.

The Company does not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on the Company’s common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. The Company’s current intention is to apply net earnings, if any, in the foreseeable future to increasing the Company’s capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of its common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the Company’s board of directors. If the Company does not pay dividends, its common stock may be less valuable because a return on investment will only occur if its stock price appreciates.

The Company’s issuance of additional shares of common stock, or options or warrants to purchase those shares, would dilute shareholders’ proportionate ownership and voting rights.

The Company is entitled under its articles of incorporation to issue up to 5,000,000,000 shares of common stock. The Company has issued and outstanding 1,220,140,550 shares of common stock as of June 11, 2021. In addition, the Company is entitled under its Articles of Incorporation to issue “blank check” preferred stock. The Company’s board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as the Company’s board of directors may deem relevant at that time. It is likely that the Company will be required to issue a large amount of additional securities to raise capital to further its development. It is also likely that the Company will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under the Company’s stock plans. The Company cannot give any assurance that it will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances the Company may deem appropriate at that time.

The existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against its directors, officers and employees.

The Company has contractual indemnification obligations under its agreements with its directors, officers and employees. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that the Company may be unable to recoup. These provisions and resulting costs may also discourage the Company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by the Company’s shareholders against its directors, officers and employees even though such actions, if successful, might otherwise benefit the Company and shareholders.

12

The Company may become involved in securities class action litigation that could divert management’s attention and harm its business.

The stock market, in general, and the shares of early-stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of the Company’s shares could fall regardless of its operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of the Company’s shares suffers extreme fluctuations, then it may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing the Company’s business.

As a public company, the Company may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. The Company’s management has limited experience as a management team in a public company and, as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of the Company’s shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

The Company’s common stock is currently deemed a “penny stock,” which makes it more difficult for the Company’s shareholders to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

13

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to the Company.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt the Company’s financial condition.

Securities analysts may elect not to report on the Company’s common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of the Company’s common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for the Company, with its small market capitalization, to attract independent financial analysts that will cover the Company’s common stock. If securities analysts do not cover the Company’s common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for the Company’s common stock may be affected in part by the research and reports that industry or financial analysts publish about the Company’s business. If one or more analysts elect to cover the Company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of the Company, it could lose visibility in the market, which, in turn, could cause the Company’s stock price to decline. This could have a negative effect on the market price of the Company’s common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

14

USE OF PROCEEDS

Our Offering is being made in a direct public offering on a self-underwritten basis - no minimum of shares must be sold in order for the Offering to proceed. The Offering price per share is $0.004. There is no assurance that we will raise the full $2,500,000, as anticipated.

Not taking into account any possible additional funding or revenues, we intend to use the proceeds from this Offering as follows. The following chart indicates the amount of funds that we will allocate to each item, but does not indicate the total fee/cost of each item. The amount of proceeds we allocate to each item is dependent upon the amount of proceeds we receive from this Offering:

Use of Proceeds	100% of Shares Sold	% of Total	50% of Shares Sold	% of Total	25% of Shares Sold	% of Total
Gross Proceeds from Offering	$2,500,000		$1,250,000		$625,000
Use of Proceeds
Future acquisitions	$800,000	32%	$400,000	32%	$200,000	32%
Acquisitions of fight groups/gyms	200,000	8%	100,000	8%	50,000	8%
Infrastructure/CAPEX	600,000	24%	300,000	24%	150,000	24%
Working capital	900,000	36%	450,000	36%	225,000	36%
Total use of proceeds	$2,500,000	100%	$1,250,000	100%	$625,000	100%

Offering Expenses (1)
Securities and Exchange Commission registration fee	$545.50		$545.50		$545.50
Accounting fees and expenses	5,000		5,000		5,000
Legal fees and expenses	5,000		5,000		5,000
Registrar and transfer agent fees and expenses	2,000		2,000		2,000

Total offering expenses	$12,545.50		$12,545.50		$12,545.50

(1)	Offering expenses will not be paid from proceeds received from the Offering.

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the proceeds from the sale of the maximum amount of Shares being offered hereunder will only be sufficient to meet our anticipated cash needs for the next 12 months. Our management has determined that the maximum amount of funds received from this Offering would be sufficient to cover our intended plan of operations contemplated hereby. We will use any proceeds received to file reports with the SEC, as well as to proceed with our intended business. However, there can be no assurance that we will raise any funds through our direct participation offering. As with any form of financing, there are uncertainties concerning the availability of such funds and the likelihood that such funds will be available to us on terms acceptable to us.

The Selling Security Holder will receive all the proceeds from the sales of the Warrant Shares under this Prospectus. We will not receive any proceeds from these sales. We have agreed to bear the certain expenses relating to the registration of the shares of Common Stock being registered herein for Selling Security Holder.

See “Plan of Distribution” elsewhere in this Prospectus for more information.

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DETERMINATION OF OFFERING PRICE

Prior to the Offering, there has been a limited public market for the Shares. The initial public offering price was determined by management. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Registration Statement and otherwise available;

•	our history and prospects and the history of and prospects for the industries in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of March 31, 2021 was $(3,334,018) based on 1,081,390,550 outstanding shares of our Common Stock outstanding on March 31, 2021. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this Offering (after deducting estimated offering expenses of $12,545):

Percentage of shares offered that are sold	100%	75%	50%	25%

Assumed price to the public charged for each share in this offering (1)	$0.004	$0.004	$0.004	$0.004

Historical net tangible book value per share as of March 31, 2021 (2)	(0.0031)	(0.0031)	(0.0031)	(0.0031)

Increase in net tangible book value per share attributable to new investors in this offering (3)	0.0026	0.0021	0.0016	0.0009

Net tangible book value per share, after this offering	(0.0005)	(0.0009)	(0.0015)	(0.0022)

Dilution per share to new investors	$0.0045	$0.0049	$0.0055	$0.0062

(1)	In computing, the above, we assumed an initial public offering price of $0.004 per share of Common Stock.

(2)	Based on net tangible shareholders equity book value as of March 31, 2021 of $(3,334,018) or $(0.0031) based on 1,081,390,550 outstanding shares of Common Stock.

(3)	After deducting estimated offering expenses of $12,545.

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SELLING SECURITY HOLDER

Warrants

In connection with the Common Stock Purchase Agreement dated December 23, 2020 with Triton, we issued to Triton warrants to purchase 125,000,000 of the Company’s Common Stock at $0.02 per share (the “Warrants”), subject to adjustments. The Warrants terminate five years from the date of issuance. In the event that the S-1 Registration Statement registering the resales of the shares underlying the exercise of the Warrant (the “Warrant Shares”) is not deemed effective within 90 days of the issuance of the Warrants, 100,000,000 Warrants will terminate and 25,000,000 Warrants will remain which shall either be registered by us in an S-1 Registration Statement or will be available for cashless exercise pursuant to the terms of the Warrant.

The table below lists the Selling Security Holder and other information regarding the “beneficial ownership” of the shares of Common Stock by the Selling Security Holder. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of Common Stock as to which the Selling Security Holder has sole or shared voting power or investment power and any shares of Common Stock the Selling Security Holder has the right to acquire within 60 days.

The second column indicates the number of shares of Common Stock beneficially owned by the Selling Security Holder, based on its ownership as of June 11, 2021.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Security Holder.

As it pertains to the Selling Security Holder, this Prospectus covers the resale of (i) the Warrant Shares, and (ii) any securities issued or then issuable upon any full anti-dilution protection, stock split, dividend or other distribution, recapitalization or similar event with respect to the common shares.

Because the issuance price of the common shares may be adjusted, the number of shares of Common Stock that will actually be issued upon issuance of the common shares may be more or less than the number of shares of Common Stock being offered by this Prospectus. The Selling Security Holder can offer all, some or none of its shares of Common Stock, thus we have no way of determining the number of shares of Common Stock it will hold after this Offering. Therefore, the fourth and fifth columns assume that the Selling Security Holder will sell all Warrant Shares covered by this Prospectus. See “Plan of Distribution.”

The Selling Security Holder identified below has confirmed to us that it is not a broker-dealer or an affiliate of a broker-dealer within the meaning of United States federal securities laws.

	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering	Percentage Beneficially Owned After Offering
Triton Funds LP (1)	0	125,000,000	(2)	–	–
TOTAL	0	125,000,000		–	–

__________

(1)	Triton Funds LP is a limited partnership organized under the laws of Delaware and is controlled by Triton Funds LLC. Its address 1262 Prospect Street La Jolla, CA 92037. Triton Funds LP is managed by Triton Funds LLC, a Delaware limited liability company located at the same address as Triton Funds LP. Triton Funds LP and Triton Funds LLC are affiliates.
(2)	125,000,000 shares to be issued pursuant to warrants issued to Triton Funds LP.

Material Relationships with Selling Security Holder

The Selling Security Holder has not at any time during the past three years acted as one of our employees, officers or directors or had a material relationship with us except with respect to transactions described above.

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MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Our Common Stock is currently quoted on the OTC Markets, which is sponsored by OTC Markets Group, Inc. The OTC Markets is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. Our shares are quoted on the OTC Markets under the symbol “BTDG.”

The table below sets forth for the periods indicated the quarterly high and low bid prices as reported by OTC Markets. Limited trading volume has occurred during these periods. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

	Quarter	High	Low
FISCAL YEAR ENDED MARCH 31, 2021	First	$0.0042	$0.0025
	Second	$0.0216	$0.0025
	Third	$0.0138	$0.0040
	Fourth	$0.0195	$0.0040

	Quarter	High	Low
FISCAL YEAR ENDED MARCH 31, 2020	First	$0.0244	$0.0050
	Second	$0.0124	$0.0042
	Third	$0.0071	$0.0035
	Fourth	$0.0075	$0.0028

Our common stock is considered to be penny stock under rules promulgated by the SEC. Under these rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers’ duties, customers’ rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer. With these restrictions, the likely effect of designation as a penny stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of these stocks compared to other securities.

The high and low bid price for shares of our Common Stock on June 28, 2021, was $0.0044 and $0.0042, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Markets.

Approximate Number of Equity Security Holders

As of June 11, 2021, there were approximately 360 stockholders of record. Because shares of our Common Stock are held by depositaries, brokers and other nominees, the number of beneficial holders of our shares is substantially larger than the number of stockholders of record.

Voting Control

The officers and directors currently have voting control of the Company, including ownership of 2,000,000 shares of Series A Preferred Stock which are currently issued and outstanding which votes with the Common Stock on all matters to be voted on by the Common Stock on an as-converted basis and 40,000,000 shares of Series B Preferred Stock which are currently issued and outstanding which votes with the Common Stock on all matters to be voted on by the Common Stock on an as-converted basis. On such matters, each holder of Series A Preferred Stock is entitled to 240 votes for each share of Series A Preferred Stock held by such shareholder. On such matters, each holder of Series B Preferred Stock is entitled to 20 votes for each share of Series B Preferred Stock held by such shareholder. If all of the shares offered in this Offering are sold the officers and directors will control 52.37% of all votes.

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Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Penny Stock

Our stock is considered a penny stock. The SEC has adopted rules that regulate broker-dealer practices in transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our Common Stock. Therefore, stockholders may have difficulty selling our securities.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contain certain forward-looking statements. Historical results may not indicate future performance. Our forward-looking statements reflect our current views about future events; are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. Factors that may cause differences between actual results and those contemplated by forward-looking statements include, but are not limited to, those discussed in the section titled “Risk Factors” herein. We undertake no obligation to publicly update or revise any forward-looking statements, including any changes that might result from any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Furthermore, we cannot guarantee future results, events, levels of activity, performance, or achievements.

Basis of Presentation

We have eleven wholly-owned subsidiaries. Hardrock Promotions LLC which owns Hardrock MMA in Kentucky, Colosseum Combat LLC which owns Colosseum Combat MMA in Indiana, United Combat League MMA LLC, Pinnacle Combat LLC, Strike Hard Productions, LLC, ONE More Gym LLC, One More Gym Merrillville LLC, One More Gym Valparaiso LLC, One More Gym Tuscaloosa LLC, One More Gym Birmingham, Inc. and B2 Productions LLC.

The consolidated financial statements, which include the accounts of the Company and its eight wholly owned subsidiaries, are prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”). All significant intercompany balances and transactions have been eliminated.

Forward-Looking Statements

Some of the statements under “Management's Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this Annual Report on Form 10-K constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Annual Report on Form 10-K identify important factors, which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The unprecedented impact of COVID-19 pandemic on our business, customers, employees, consultants, service providers, stockholders, investors and other stakeholders;

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

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•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Annual Report on Form 10-K are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to update this Annual Report on Form 10-K or otherwise make public statements updating our forward-looking statements.

Critical Accounting Policies

Basis of Accounting

The accompanying consolidated financial statements were prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”).

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. The most significant assumptions and estimates relate to the valuation of derivative liabilities and the valuation of assets and liabilities acquired through business combinations. Actual results could differ from these estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains deposits primarily in four financial institutions, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation ("FDIC"). The Company has not experienced any losses related to amounts in excess of FDIC limits or $250,000. The Company did not have any cash in excess of FDIC limits at March 31, 2021 and 2020, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of accounts payable and accrued liabilities. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments. The three levels of valuation hierarchy are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, Distinguishing Liabilities from Equity, and ASC 815.

Property and Equipment

Property and equipment are carried at cost. Depreciation is provided on the straight-line method over the assets’ estimated service lives. Expenditures for maintenance and repairs are charged to expense in the period in which they are incurred, and betterments are capitalized. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are reflected in the accompanying consolidated statement of operations of the respective period. The estimated useful lives range from 3 to 7 years.

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Goodwill

Goodwill represents the cost in excess of the fair value of net assets acquired in business combinations. The Company tests goodwill for impairment on an annual basis and when events or changes in circumstances indicate that the carrying amount may not be recoverable. Goodwill is deemed to be impaired if the carrying amount of goodwill exceeds its estimated fair value. During the year ended March 31, 2021, the Company recorded a loss on goodwill impairment in the amount of $172,254.

Other income

During the year ended March 31, 2021, the Company received $16,500 in grant income due to COVID-19 relief. The Company has recorded this grant income under other income in the Statement of Operations.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct.

Live event revenue

The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. The majority of revenues are received from ticket and beverage sales before and during the live events. Sponsorship revenue is also recognized when the live event takes place. Any revenue received for events that have yet to take place are recorded in deferred revenue.

Gym revenue

The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. The majority of revenues are received for gym membership dues. Members pay their dues on the monthly anniversary of when they join the gym. Dues are recognized as revenue over the period they are earned. Any unearned dues are recorded in deferred revenue.

Income Taxes

The Company follows Section 740-10-30 of the FASB ASC, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the consolidated financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated Statements of Operations in the period that includes the enactment date. Through March 31, 2021, the Company has an expected loss. Due to uncertainty of realization for these losses, a full valuation allowance is recorded. Accordingly, no provision has been made for federal income taxes in the accompanying consolidated financial statements.

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Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Impairment of Long-Lived Assets

In accordance with ASC 360-10, the Company, on a regular basis, reviews the carrying amount of long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows, before interest, from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on appraised value of the assets or the anticipated cash flows from the use of the asset, discounted at a rate commensurate with the risk involved. There were no impairment charges recorded during the years ended March 31, 2021 and 2020.

Inventory

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and allowance is made to write down inventories to market value, if lower. As of March 31, 2021 and 2020, the Company had outstanding balances of finished goods inventory of $0 and $7,256, respectively.

Earnings Per Share (EPS)

The Company utilize FASB ASC 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include additional common shares available upon exercise of stock options and warrants using the treasury stock method, except for periods of operating loss for which no common share equivalents are included because their effect would be anti-dilutive. As of March 31, 2021, the convertible notes are indexed to 347,942,680 shares of common stock.

The following table sets for the computation of basic and diluted earnings per share the nine months ended March 31, 2021 and 2020:

	March 31, 2021	March 31, 2020
Basic and diluted
Net loss	$(5,380,270)	$(1,337,347)

Net loss per share
Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding:
Basic & diluted	619,783,280	492,698,294

Stock Based Compensation

The Company records stock-based compensation in accordance with the provisions of FASB ASC Topic 718, Accounting for Stock Compensation, which establishes accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. In accordance with guidance provided under ASC.

Topic 718, the Company recognizes an expense for the fair value of its stock awards at the time of grant and the fair value of its outstanding stock options as they vest, whether held by employees or others. As of March 31, 2021, there were no options outstanding.

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On June 20, 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC 718 and forgo revaluing the award after this date. The Company adopted ASU 2018-07 on April 1, 2019. The adoption of this standard did not have a material impact on the consolidated financial statements.

During the years ended March 31, 2021 and 2020, the Company recorded $409,333 and $688,000 in stock-compensation expense, respectively.

Leases

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). The updated guidance requires lessees to recognize lease assets and lease liabilities for most operating leases. In addition, the updated guidance requires that lessors separate lease and non-lease components in a contract in accordance with the new revenue guidance in ASC 606.

On January 1, 2019, the Company adopted ASU No. 2016-02, applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases and; (ii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assessed whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether the Company obtains the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether it has the right to direct the use of the asset. The Company will allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments.

Operating lease right of use (“ROU”) assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is presented on the statements of operations.

As permitted under the new guidance, the Company has made an accounting policy election not to apply the recognition provisions of the new guidance to short term leases (leases with a lease term of twelve months or less that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise); instead, the Company will recognize the lease payments for short term leases on a straight-line basis over the lease term.

Recently Adopted Accounting Pronouncements

In September 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326), which replaces the incurred-loss impairment methodology and requires immediate recognition of estimated credit losses expected to occur for most financial assets, including trade receivables. Credit losses on available-for-sale debt securities with unrealized losses will be recognized as allowances for credit losses limited to the amount by which fair value is below amortized cost. The new guidance was effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Recently, the FASB voted to delay the implementation date for this accounting standard, for smaller reporting companies, the new effective date is beginning after December 15, 2022, and early adoption is permitted. The Company is currently evaluating the impact of the adoption of this ASU on the consolidated financial statements and is collecting and analyzing data that will be needed to produce historical inputs into any models created as a result of adopting this ASU. At this time, the Company does not believe the adoption of this ASU will have a material effect on the financial statements.

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Organization and Nature of Business

In February 2017, our Board of Directors approved a complete restructuring, new management team and strategic direction for the Company. Capitalizing on management’s history in television, video and technology, we are now forging ahead and becoming a full-service live event sports company.

Our Chairman and CEO is now Greg P. Bell. Mr. Bell has over 30 years of global experience developing more than 20 companies in the sports, television, entertainment, digital distribution and banking transaction industries. Capitalizing on the combination of his expertise, relationships and experience as well as his involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, we are in the process of developing and acquiring companies to become a premier vertically integrated live event sports company.

Our first strategy is to build an integrated live event minor league for the mixed martial arts (“MMA”) marketplace, which is a billion-dollar industry. We are creating and developing minor league champions that will move on to the MMA major leagues from the B2 Fighting Series (“B2FS”). This will be accomplished by sponsoring operating live events, acquiring existing MMA promotions and then inviting those champions to the B2FS Regional and National Championship Series. We own all media and merchandising rights and digital distribution networks for the B2FS. This concept was developed and test marketed for two years by Mr. Bell’s B2 Management Group, LLC.

2017 marked the kickoff of the B2FS by sponsoring and acquiring MMA regional promotion companies for the development of the B2FS. Our second strategy is to add additional sports, leagues, tournaments and special events to our live event business model. This will enable us to capitalize on our core technologies and business models that will be key to broadening the revenue base of our live event core business. We will also be developing and expanding the B2Digital live event systems and technologies. These include systems for event management, digital ticketing sales, digital video distribution, digital marketing, Pay-Per View (“PPV”), fighter management, merchandise sales, brand management and financial control systems.

Historically, we had been a provider of in-room, on-demand video entertainment and satellite services to the domestic lodging industry. In the past, we had provided video services to over 50,000 hotel rooms in the lodging industry. PPV lost a great deal of market share due to the increased internet use by hotel guests. With this loss, our Board of Directors agreed to dissolve Hotel Movie Network on March 11, 2010.

We have eleven wholly-owned subsidiaries. Hardrock Promotions LLC which owns Hardrock MMA in Kentucky, Colosseum Combat LLC which owns Colosseum Combat MMA in Indiana, United Combat League MMA LLC, Pinnacle Combat LLC, Strike Hard Productions, LLC, ONE More Gym LLC, One More Gym Merrillville LLC, One More Gym Valparaiso LLC, One More Gym Tuscaloosa LLC, One More Gym Birmingham, Inc. and B2 Productions LLC.

Results of Operations for the Year Ended March 31, 2021 Compared to the Year Ended March 31, 2020

Revenue

We had revenues of $951,302 for the year ended March 31, 2021 versus revenues of $596,735 for the year ended March 31, 2020. There was a decrease of $183,567, or 38%, in live event revenue due to the effects of COVID-19. There was an increase in gym revenue of $537,984, or 491%, as we acquired gyms since the comparative period.

Cost of Sales

We incurred cost of sales of $307,579 for the year ended March 31, 2021 versus cost of sales of $350,976 for the year ended March 31, 2020. The decrease of $43,397 is due to a decrease in live events due to the effects of COVID-19 but is partially offset by the increase associated with cost of sales at the gym.

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Operating Expenses

General & Administrative Expenses

General and administrative expenses include professional fees, all costs associated with marketing, press releases, public relations, rent, sponsorships and other expenses. We incurred general and administrative expenses of $3,256,155 for the year ended March 31, 2021 versus general and administrative expenses of $1,463,417 for the year ended March 31, 2020. The increase of $1,792,738 was primarily due to increased operations as a result of gym acquisitions, investor relations and professional fees due to the growth of the business, and stock-based compensation related to the issuance of preferred stock.

Depreciation and Amortization Expense

We incurred depreciation and amortization expense of $186,063 for the year ended March 31, 2021 versus depreciation expense of $62,740 for the year ended March 31, 2020. The increase of $123,323 was due to the purchase of fixed and intangible assets a result of business acquisitions.

Other Income (Expense)

Our other income and expenses include gain on forgiveness of loan, gain on bargain purchase, grant income, loss on extinguishment of debt, gain on extinguishment of debt, change in fair value of derivative liabilities and interest expense. We incurred other income and expenses of $2,581,775 for the year ended March 31, 2021 versus other income and expenses of $56,949 for the year ended March 31, 2020. The change of $2,524,826 was primarily due to a loss on goodwill impairment, financing expense due to the issuance of warrants, interest expense related to convertible debt and change in the fair value of derivative liabilities.

Net Losses

We incurred a net loss of $5,380,270 for the year ended March 31, 2021 versus a net loss of $1,337,347 for the year ended March 31, 2020.

Current Liquidity and Capital Resources for the Year Ended March 31, 2021 Compared to the Year Ended March 31, 2020

	March 31,
	2021	2020
Summary of Cash Flows:
Net cash used by operating activities	$(2,052,264)	$(565,846)
Net cash used by investing activities	(715,737)	(300,830)
Net cash provided by financing activities	2,843,448	885,826
Net increase in cash and cash equivalents	75,447	19,150
Beginning cash and cash equivalents	46,729	25,579
Ending cash and cash equivalents	$122,176	$46,729

Operating Activities

Cash used in operations of $2,052,264 during the year ended March 31, 2021 was primarily a result of our $5,380,270 net loss reconciled with our net non-cash expenses relating to stock compensation, depreciation and amortization expense, loss on settlement of debt, loss on extinguishment of debt, loss on goodwill impairment, gain on forgiveness of loan, gain on bargain purchase, gain on extinguishment of debt, amortization of debt discount, day one derivative loss, changes in fair value of derivative liabilities, inventory, prepaid expenses, accounts payable, accrued liabilities and deferred compensation. Cash used in operations of $565,846 during the year ended March 31, 2020 was primarily a result of our $1,337,347 net loss reconciled with our net non-cash expenses relating to stock compensation, depreciation and amortization expense, loss on settlement of debt, loss on extinguishment of debt, loss on disposition of subsidiary, gain on bargain purchase, amortization of debt discount, day one derivative loss, changes in fair value of derivative liabilities, inventory, prepaid expenses, accounts payable, accrued liabilities and deferred compensation.

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Investing Activities

Net cash used in investing activities for the year ended March 31, 2021 of $715,737 resulted from payments related to business acquisitions in the amount of $215,000 and capital expenditures in the amount of $500,737. Net cash used in investing activities for the year ended March 31, 2020 of $300,830 resulted from the from payments related to business acquisitions in the amount of $42,609, payments to related parties in the amount of $173,533 and capital expenditures in the amount of $84,688.

Financing Activities

Net cash provided by financing activities was $2,843,448 for year ended March 31, 2021, which consisted of $122,766 from proceeds from the issuance of notes payable, $1,200,000 from proceeds from the issuance of convertible notes payable, $15,000 in payments related to payable due for business acquisitions, $107,500 payments on convertible notes payable, $11,818 payment on notes payable, and $,1655,000 in proceeds from the issuance of common stock. Net cash provided by financing activities was $885,826 for year ended March 31, 2020, which consisted of $725,499 from proceeds from the issuance of convertible notes payable, $30,000 in payments related to payable due for business acquisitions, $20,532 payment on notes payable, $189,141 payment to repurchase common stock and $400,000 in proceeds from the issuance of common stock.

Future Capital Requirements

Our current available cash and cash equivalents are insufficient to satisfy our liquidity requirements. Our capital requirements for the fiscal year 2022 will depend on numerous factors, including management’s evaluation of the timing of projects to pursue. Subject to our ability to generate revenues and cash flow from operations and our ability to raise additional capital (including through possible joint ventures and/or partnerships), we expect to incur substantial expenditures to carry out our business plan, as well as costs associated with our capital raising efforts and being a public company.

Our plans to finance our operations include seeking equity and debt financing, alliances or other partnership agreements, or other business transactions, that would generate sufficient resources to ensure continuation of our operations.

The sale of additional equity or debt securities may result in additional dilution to our shareholders. If we raise additional funds through the issuance of debt securities or preferred stock, these securities could have rights senior to those of our common stock and could contain covenants that would restrict our operations. Any such required additional capital may not be available on reasonable terms, if at all. If we were unable to obtain additional financing, we may be required to reduce the scope of, delay or eliminate some or all of our planned activities and limit our operations which could have a material adverse effect on our business, financial condition and results of operations.

Inflation

The amounts presented in our consolidated financial statements do not provide for the effect of inflation on our operations or financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

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Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis. For the year ended March 31, 2021, the Company had a net loss of $5,380,270, had net cash used in operating activities of $2,052,264, had negative working capital of $2,889,031, accumulated deficit of $9,197,248 and stockholders’ deficit of $1,533,336. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date of this filing. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due, to fund possible future acquisitions, and to generate profitable operations in the future. Management plans to provide for the Company’s capital requirements by continuing to issue additional equity and debt securities. The outcome of these matters cannot be predicted at this time and there are no assurances that, if achieved, the Company will have sufficient funds to execute its business plan or generate positive operating results. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our significant estimates and assumptions include the fair value of our common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to our deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. Our management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against us or unasserted claims that may result in such proceedings, we, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in our financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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BUSINESS

Summary

B2Digital, Incorporated was incorporated as a Delaware corporation on June 3, 2004. Historically, the Company had been a provider of in-room, on-demand video entertainment and satellite services to the domestic lodging industry. In the past the Company had provided the video services to over 50,000 hotel rooms in the lodging industry. Pay-Per View (“PPV”) lost a great deal of market share due to the increased internet use by hotel guests. With this loss, the Company’s Board of Directors agreed to dissolve Hotel Movie Network on March 11, 2010.

In February 2017, the Company’s Board of Directors approved a complete restructuring, new management team and strategic direction for the Company. Capitalizing on its history in television, video and technology, the Company is now forging ahead and becoming a full-service live event sports company.

Since the restructuring, the Company has been led by a management team headed by the Company’s Chairman and CEO, Greg P. Bell. The management team has over 30 years of global experience developing more than 20 companies in the sports, television, entertainment, digital distribution, and banking transaction industries. As part of its growth strategy, the Company intends to continue to develop and acquire assets meeting its business model with the goal of becoming a premier vertically-integrated live event sports company.

With extensive background in entertainment, television, video and technology, the Company is now forging ahead and becoming a full-service live event sports company. The current Chairman and CEO of the Company is Greg P. Bell. Capitalizing on the combination of his expertise, relationships and experience as well as his involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, the Company is in the process of developing and acquiring companies to become a premier vertically-integrated live event sports company. To accomplish this, the Company’s first strategy is to build an integrated live event minor league for the Mixed Martial Arts (“MMA”) marketplace, which is a billion-dollar industry.

The Company is creating and developing minor league champions that will move on to the MMA major leagues from the B2 Fighting Series (the “B2FS”). In 2017, the Company started operating live MMA Events by acquiring additional existing MMA promotions. These acquisitions which facilitate the best fighters being invited annually to the yearly B2FS National Championship Live Event. The Company owns all media rights, merchandising rights, digital distribution networks of the B2FS. The Company is developing the systems and technologies for event management, digital ticketing sales, digital video distribution, digital marketing, PPV, fighter management, merchandise sales, brand management and financial control systems.

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The Company’s fiscal year runs from April 1 – March 31 of each year.

The Company’s wholly-owned subsidiaries are as follows:

Colosseum Combat LLC

www.colosseumcombat.com

MMA Company that puts on LIVE MMA Fights

Indian, Michigan

CEO: Mark Slater

Hardrock Promotions LLC

www.hrmma.com

MMA Company that puts on LIVE MMA Fights

Kentucky, Ohio, Tennessee, West Virginia

CEO: Vanessa Higdon

Pinnacle Combat LLC

www.pinnaclecombat.com

MMA Company that puts on LIVE MMA Fights

Iowa

CEO: Harry Maglaris

UCL MMA LLC

www.uclmma.com

MMA Company that puts on LIVE MMA Fights

Illinois, Indiana

CEO: Mike Davis

StrikeHard Productions LLC

www.strikehardproductions.com

MMA Company that puts on LIVE MMA Fights

CEO: Jamie Sullivan

ONE More Gym LLC

ONE More Gym Valparaiso LLC

ONE More Gym Merrillville LLC

https://www.onemoregymkokomo.com

Official B2 Training facility

CEO: Brian Cox

B2 Productions LLC

CEO: Gene Gregory

Production Company who produces B2 LIVE Events and Photographs and Broadcasts the events via PPV, FTV, Social Media

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Expansion by Acquisition

The Company’s operational plan is to acquire existing operating fight groups that are properly licensed and operating in up to 10 additional states or to expand one of its existing brands into those target states if the Company cannot find or identify an existing compatible fight group to its business model in the target states.

Through its wholly-owned subsidiaries, the Company is currently licensed in and has planned fights to occur in the following states (contingent upon COVID-19 restrictions):

1.	Kentucky

2.	Ohio

3.	Indiana

4.	Illinois

5.	Iowa

6.	West Virginia

7.	Tennessee

8.	Michigan

9.	Alabama

10.	Mississippi

The Company has targeted the following states for expansion:

1.	Kansas

2.	Nebraska

3.	South Dakota

Fight group businesses of this type typically does not have a large amount of hard dollar assets. Most acquired groups own a cage, a truck to transport the cage, materials that are used in the live event shows such as pipe and drape and signage, and retail POS machines to sell merchandise and tickets at the event.

Seasonality

We do not expect material seasonality in our business.

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Facilities

The Company occupies offices at 4522 West Village Drive Suite 215. Tampa, Florida 33624. The Company does not currently own or lease any properties or facilities. The Company leases the Fitness Facility through ONE More Gym LLC in Kokomo, Indiana. The Company expects to lease new office space in the future to the extent consistent with its business model.

Intellectual Property

The Company has a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship. The Company’s employee agreements also require relevant employees to assign to it all rights to any inventions made or conceived during their employment with the Company. In addition, the Company has a policy of requiring individuals and entities with which it discusses potential business relationships to sign non-disclosure agreements. The Company’s agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

The Company may from time to time be involved in various claims and legal proceedings of a nature it believes are normal and incidental to its business. These matters may include product liability, intellectual property, employment, personal injury cause by the Company’s employees, and other general claims. The Company is not presently a party to any legal proceedings that, in the opinion of its management, are likely to have a material adverse effect on its business. Regardless of outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors.

Employees

As of February 2, 2021, we had 32 employees, including officers and directors, 22 of which are full-time and 10 of which are part-time. The Company believes that it will be successful in attracting experienced and capable personnel. The Company’s CEO has entered into agreements with us requiring him not to compete or disclose the Company’s proprietary information. The Company’s employees are not represented by any labor union. The Company believes that relations with its employees are excellent. Usually, the number of total employees and number of full-time employees will vary.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of June 11, 2021:

Name and Principal Position	Age	Term of Office	Approximate hours per week for part-time employees
Greg P. Bell, Chief Executive Officer and Director	64	Since January 2017	45
Paul D. H. LaBarre, Executive Vice President	76	Since September 2005	3
Andrew Georgens, Director, Secretary	70	Since November 2017	2
Hugh Darryl Metz, Director	61	Since November 2017	2

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Greg P. Bell, Chairman of the Board Chief Executive Officer and Director

Mr. Bell is one of the early pioneers and entrepreneurs in Entertainment and Digital Media and has been working in the field for over 30 years. He was involved in the early creation of the technologies and algorithms that allowed analog media to be transformed into digital bits and compressed data streams and created specific business enterprises that capitalized on the creation of digital transmissions at Scientific Atlanta, Compression Labs, VCON International and Qwest. Mr. Bell was one of the initial Vice Presidents of Business Development at Qwest Communications where he developed Qwest's Digital Media Company, Slingshot Networks. He then ran all operations of Slingshot, reporting to the board of directors, which managed and operated three full time studios including the creation of the Broadcast Studio in Staples Center, TV and News productions, LIVE events at the Staples Center, distribution of a national television show distributed by Warner Brothers TV Distribution and online television productions and web distribution for the NFL, NBA, NHL, AFL, Boxing, Democratic Convention and LIVE music events.

Upon leaving Slingshot in 2000, Mr. Bell founded B3 Development Group, a firm specializing in developing emerging market media companies. Mr. Bell ‘s B3 Development Group founded B2 Networks in 2001 which quickly became the defacto standard for Watching LIVE Pay per View Sporting events online. B2's Proprietary Online System broadcast LIVE Professional and Collegiate sporting events online to a global audience broadcasting over 1000 LIVE games per month. Mr. Bell developed and implemented a merger with B2 Networks and the America ONE Television Network where he became CEO of the combined companies. Under Mr. Bell's direction the company now called ONE Media Corp launched the new ONE World Sports TV Network, now operating under the brand Eleven Sports, in North America on Cable and Satellite, with a pure digital end-to-end distribution system, along with continuing the company’s growth in the online distribution of Sports and Entertainment. After leaving as CEO of ONE Media Corp, he continues to develop companies and specializes in developing and fast tracking emerging entertainment, transaction technology and media companies, Mr. Bell continues to expand his holdings and currently has business holdings in B3 Development Group which under contract with Caymanas Park Race Track, owned by the country of Jamaica, developed Jamaica’s first all-digital state of the art Pari-Mutuel Live Sports Gaming System for mobile devices and currently is operating under the brand CaymanasToGO for the Caribbean Consumers and Platinum Racing for USA, European and global consumers. The B3 mobile device wagering system and technology allows consumers globally to watch and wager on Live Horse Races and Sporting Events being held in the UK, USA, Canada and the Caribbean; B3 Gaming Services Group, a premier transaction and customer service group that offers management services to the Gaming industry in the Caribbean, B3 Networks, a premier state of the art digital broadcasting company that developed the B3 Television Satellite Replacement Technology which allows TV Networks to broadcast globally on the public internet instead of satellites in broadcast quality HD & SD Television. B3 Networks has deployed and services the B3 technology to broadcast High Definition and SD TV signals globally to cable headends, smart phones and Internet connected devices for the Jamaica Education Television Network, the Caymanas Race Track and other mobile applications globally. In February 2017 he became the Chairman and CEO of B2 Digital, Inc., trading at Symbol: BTDG on the OTC. B2 Digital will capitalize on Mr. Bell’s LIVE Event Experience and is in the process of building a Minor League for the MMA, Mixed Martial Arts Major Leagues, in conjunction with acquiring Sports Related companies to develop the business into a vertically integrated LIVE Event Sports Company.

Mr. Bell has worked at the top technology development companies that developed the digital technologies, which are in use today at Scientific Atlanta, Compression Labs, VCON and Qwest. He also has managed and been directly involved with over 40,000 LIVE events in his 30-year career. He has worked with a diverse group of clients in the entertainment, sports and technology communities including the NFL, NBA, NHL, AHL, NLL, ECHL, IFL, USHL, SPHL, NCAA, NAIA, MISL, AFL, AOL, FOX, UFC, NAAFS, Bellator, WEF, the Staples Center, the Orleans Arena, Oscar De La Hoya, Barbra Streisand, and top entertainment venues, acts and actors. His clients and companies have capitalized on Mr. Bell's knowledge of the world of Entertainment, LIVE Events, Sports, Digital Television and Digital Online Transaction and Distribution Systems.

EDUCATION:

East Grand Rapids High School

Graduated 1975

Grand Valley State University

Graduated 1980

BBA Business Management

Emphasis in Computer Science, Economics and Marketing

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Hugh Darryl Metz, Director

Mr. Metz has over 30 years’ experience in Broadcasting, Television, Computer Graphics and LIVE Event Management. He was one of the first to operate computer graphics television technology in the early 80s while developing Live Event graphics solutions for major television networks for LIVE professional and college sports television broadcasts.  He is certified in several Microsoft and Cisco product lines and served as IT systems administrator for Blockbuster Entertainment and IBM on the Blockbuster business support systems of the Blockbuster franchisees IT Network. He has worked on Sports productions for national TV networks operating and managing LIVE Television broadcasts for over 1000 LIVE Sports Event.

In 2007 Mr. Metz began working with the B2 Networks PPV Company as Mr. Bell’s head of LIVE Event Operations. His responsibilities included managing all aspects of over 200 LIVE TV and Internet broadcast productions for the NCAA and Pro Sports Leagues in Football, Basketball, Hockey, MMA and Special Events and then serving as Special Projects Director reporting to Mr. Bell the CEO of ONE World Sports, which acquired B2 Networks.

In 2012 Mr. Metz became VP of Operations for Mr. Bell’s B3 Enterprises Company, which owned the largest minority share of the NAAFS MMA group in OHIO. He was instrumental in developing all the LIVE Event operations systems, financial controls, security and event management operations with the management team who operated the B2 MMA Test Market Business model that produced over 20 LIVE MMA Events in 2 years.

Currently, he is the acting Broadcast IT Engineer at Gray Television's station that serves southern Oklahoma and oversees the technical operations of 3 local CBS, MyTV, Fox affiliate Television Networks.

EDUCATION:

Robstown High School

Robstown, Texas

Graduated 1979

Courses Attended:

2000 to 2001

Grayson County College

IT and Technology Training

IBM Technical Training

2000 to 2007

Internal Technical Certification in IT, Infrastructure and Systems Engineering

Paul D. H. LaBarre, Executive Vice President, Director

2006 to 2017, Member of the Board of Directors Good Hunting Communications, Inc.

2010 to 2017, CEO B2Digital INC. and Director

EDUCATION:

Attended Courses and studies:

Business Management, technology courses offered by Scientific Atlanta, Blonder Tongue, Jerrold, C-Cor & Magnavox,

Lawyer’s Assistant-Litigation & Trial Practice,

Automotive Training, Ford, General Motors, Chrysler & VW, Attended Several Courses in Automotive Training, CAC, PC General studies.

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Andrew Georgens, Director

1970 - 1973	Payne Construction Company, Monsoon MATel Com / CATV construction Lineman, foreman, supervisor, management.

1973 - 1980	Tiger Communications, Springfield MA Tel com / CATV construction / engineering
Owner, General Manager

1980 - 2005	Communications Systems Contractors, Springfield MA / Dalton MA
Tel com / CATV & related fields / construction / engineering
Owner / General Manager

2005 - present	Retired

EDUCATION:

Cathedral High School

Springfield MA

Graduated 1969

Springfield Technical Community College

Attended 1970. 1 yr.

Except as disclosed herein, there are no arrangements or understandings between our directors any other person(s) (naming such person(s)) pursuant to which he was or is to be selected as a director or nominee

Legal Proceedings

On June 26, 2013, Paul D.H. LaBarre, the Company’s Executive Vice President and a director, was convicted of improper use of a satellite signal in connection with the previously disclosed action involving DirecTV. Mr. LaBarre was sentenced to five years’ probation in connection with the conviction.

Besides the disclosure above, during the past ten years there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors or executive officers, and none of these persons has been involved in any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity, any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws or regulations, or any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Family Relationships

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than 5% of the any class of the Company’s equity securities.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

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We currently have not established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, other than as described above, no security holders have made any such recommendations. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Code of Ethics

The Company has yet to adopt a Code of Ethics due to the COVID-19 pandemic and lack of resources. The Company plans on adopting a Code of Ethics during the fiscal year ending March 31, 2022.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual compensation awarded to, earned by, or paid to the following named executive officers for all services rendered in all capacities to our company and its subsidiaries for the fiscal years ended March 31, 2021 and 2020.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Stock Awards ($)	Total ($)
Greg P. Bell, Chairman, CEO, and President	2020-21	48,000(5)	320,000 (1)	338,000
	2019-20	–	576,000 (2)	576,000
Paul LaBarre, Executive V.P. and Director	2020-21	–	10,800 (3)	10,800
	2019-20	–	25,600 (4)	25,600

(1)	Includes the issuance of 40,000,000 shares of Series B Convertible Preferred Stock valued at $320,000
(2)	Includes the issuance of 90,000,000 shares of Common Stock valued at $576,000.
(3)	Includes the issuance of an aggregate of 4,000,000 shares of Common Stock valued at $10,800. The shares have been earned but have yet to be issued.
(4)	Includes the issuance of an aggregate of 4,000,000 shares of Common Stock valued at $25,600.
(5)	Agreement for $120,000 began on November 23, 2020. Amount includes $30,000 that has been paid and $18,000 accrued but unpaid.

CEO Agreement

The Company has also entered into an agreement with Mr. Bell as the Chairman of the Board and Chief Executive Officer & President (the “CEO Agreement”). Pursuant to the terms of the CEO Agreement, the Company may not terminate Mr. Bell from his positions as Chief Executive Officer and President of the Company, or remove him from the Board or change his position as Chairman thereof, without the approval of 80% of the voting capital stock of the Company, unless such termination and/or removal is due to death or legal incapacity.

As compensation for Mr. Bell’s services pursuant to the terms of the CEO Agreement, the Company issued to B2 Management Group LLC, a limited liability company wholly owned and controlled by Mr. Bell (“B2 Management Group”), a total of 30,000,000 shares of Common Stock (the “CEO Stock Award”).

Effective November 23, 2020, Mr. Bell renewed his agreement with the Company (upon terms substantially similar to those in the CEO Agreement). Pursuant to the new agreement, Mr. Bell is entitled to an annual salary of $120,000 and Mr. Bell was also issued 40,000,000 shares of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

As further compensation for Mr. Bell’s services to the Company in connection with the Company’s acquisition activity, the Company has issued B2 Management Group, LLC an additional 60,000,000 shares of Common Stock as compensation for the completion of the Company’s previously announced acquisitions of Hard Rock MMA (30,000,000 Shares) and Colosseum Combat LLC (30,000,000) (collectively, the “Recent Acquisitions”).

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Finally, pursuant to the terms of the CEO Agreement, the Company will issue B2 Management Group, LLC an additional 30,000,000 shares of Common Stock within ten days of completion of each future acquisition by the Company of any MMA fight organization, whether pursuant to an equity or asset purchase, up to a total of five (5) acquisitions subsequent to the Recent Acquisitions (corresponding to a total aggregate amount of 150,000,000 shares that may be issued in connection with future acquisitions).

The CEO Agreement also includes a non-compete covenant whereby Mr. Bell will not compete directly with the Company during the term of the CEO Agreement.

The foregoing summary is qualified in its entirety to the terms of the CEO Agreement itself, a copy of which is an exhibit to this Form 10-K.

LaBarre Agreement

The Company has also entered into an Employment and Board Service Agreement with Paul D.H. LaBarre on November 4, 2017, the Company’s Executive Vice President and a director (the “LaBarre Agreement”). The term of the LaBarre Agreement is 36 months, which shall run from the Effective Date, and will renew automatically for successive two-year periods unless either the Company or Mr. LaBarre provides notice of non-renewal no later than six months prior to the expiration of the then-current term. Pursuant to the terms of the LaBarre Agreement, the Company may not terminate Mr. LaBarre from his positions as Executive Vice President of the Company, or remove him from the Board, without the approval of 80% of the voting capital stock of the Company, unless such termination and/or removal is due to death or legal incapacity. Additionally, Mr. LaBarre may terminate the LaBarre Agreement at any time upon three months’ prior written notice to the Company.

As payment for past compensation owed to Mr. LaBarre from his employment agreement for his past services to the Company, the Company will issue Mr. LaBarre 50,000,000 shares of Common Stock. These shares were issued on December 20, 2017. As compensation for Mr. LaBarre’s continuing services to the Company as Executive Vice President, the Company will issue Mr. LaBarre 4,000,000 shares of Common Stock per year for each year in which Mr. LaBarre remains employed in such capacity and the LaBarre Agreement remains in effect (the “Annual Salary Issuance”). 50% of the Annual Salary Issuance will vest every six months. In the event of a merger or consolidation of the Company in which the Company is not the surviving entity, or a proposed dissolution or liquidation of the Company or a sale of substantially all of its assets, any unvested portion of the Annual Salary Issuance remaining in the then-current term of the LaBarre Agreement will vest immediately.

As payment to Mr. LaBarre for his services as a director, the Company will pay Mr. LaBarre annual cash compensation of $500 per year.

The foregoing summary is qualified in its entirety to the terms of the LaBarre Agreement itself, a copy of which is an exhibit to this Registration Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and footnotes thereto sets forth information regarding the number of shares of common stock beneficially owned by (i) each director and named executive officer of our company, (ii) each person known by us to be the beneficial owner of 5% or more of its issued and outstanding shares of common stock, and (iii) named executive officers, executive officers, and directors of the Company as a group. In calculating any percentage in the following table of common stock beneficially owned by one or more persons named therein, the following table assumes 1,220,140,550 shares of common stock, 2,000,000 shares of Series A Preferred Stock, and 40,000,000 shares of Series B Preferred Stock issued and outstanding. Unless otherwise further indicated in the following table, the footnotes thereto and/or elsewhere in this Registration Statement, the persons and entities named in the following table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name, subject to community property laws, where applicable. Unless as otherwise indicated in the following table and/or the footnotes thereto, the address of our named executive officers and directors in the following table is: 4522 West Village Drive, Suite 215, Tampa, FL 33624.

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Name and Address	Shares of Series A Preferred Stock Owned	Shares of Series B Preferred Stock Owned	Shares of Common Stock Owned	Amount and Nature of Beneficial Ownership(1)	Percentage of Votes Before Offering	Percentage of Votes Assuming all Shares are Sold
Greg P. Bell(2)	850,000	40,000,000	145,045,202	1,149,045,202	51.66%	45.39%
Paul D. H. LaBarre	850,000	–	64,191,494	268,191,494	18.83%	15.49%
Andrew Georgens	100,000	–	1,022,880	25,022,280	2.01%	1.61%
Hugh Darryl Metz	–	–	3,000,000	3,000,000	*	*
Total Officers and Directors	1,800,000	40,000,000	213,259,576	1,445,258,976	58.94%	52.37%
>5% Shareholders
B2 Management Group LLC(2) 4522 West Village Drive, Suite 215, Tampa, Florida 33624	–	–	145,045,200	145,045,200	11.89%	9.49%

*Less than 1%

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this Annual Report.

(2)	Includes 145,045,200 shares of Common Stock are owned by B2 Management Group LLC which is owned and controlled by Mr. Bell, the Company’s Chairman and Chief Executive Officer.

In addition to the Common Stock, the Company has authorized a total of 50,000,000 shares of preferred stock, currently designated as Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (“Series B Preferred Stock”). 2,000,000 shares of Series A Preferred Stock are currently issued and outstanding and 40,000,000 shares of Series B Preferred Stock are currently issued and outstanding. The Series A Preferred Stock and Series B Preferred Stock votes with the Common Stock on all matters to be voted on by the common stock on an as-converted basis. On such matters, each holder of Series A Preferred Stock is entitled to 240 votes for each share of Series A Preferred Stock held by such shareholder and each holder of Series B Preferred Stock is entitled to 20 votes for each share of Series B Preferred Stock held by such shareholder.

Capitalization

Class of Stock	Par Value	Authorized	Outstanding as of February 2, 2021
Preferred Stock, Series A	0.00001	2,000,000	2,000,000
Preferred Stock, Series B	0.00001	40,000,000	40,000,000
Common Stock	0.00001	5,000,000,000	745,951,498

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Except as disclosed below, for transactions with our executive officers and directors, please see the disclosure under “EXECUTIVE COMPENSATION” above.

B2 Management Group LLC

Our CEO and Chairman is the sole member of B2 Management Group, LLC (“B2MG”). During the year ended March 31, 2020, B2MG received $192,245 in advances from the Company. On September 27, 2019, the Company and B2MG entered into an agreement whereby B2MG agreed to return 7,500,000 shares of the Company’s common stock in exchange for the cancellation of $75,000 owed by B2MG to the Company. On December 22, 2019, the Company and B2MG entered into an agreement whereby B2MG agreed to return 21,954,800 shares of the Company’s common stock in exchange for the cancellation of $164,660 owed by B2MG to the Company.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements will require us to indemnify our directors to the fullest extent permitted by Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

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Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.” Although we have not have adopted the independence standards any national securities exchange to determine the independence of directors, the NYSE MKT LLC provides that a person will be considered an independent director if he or she is not an officer of the company and is, in the view of our board of directors, free of any relationship that would interfere with the exercise of independent judgment. Under this standard, our board of directors has determined that Messrs. Metz and Georgens would meet this standard, and therefore, would be considered to be independent.

DESCRIPTION OF SECURITIES

The Common Stock

We are authorized to issue 5,000,000,000 shares of Common Stock, $0.00001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

Preferred Stock

We are authorized to issued 5,000,000,000 shares of preferred stock of the Corporation; par value $0.00001 per share.

Series A Convertible Preferred Stock

There are 2,000,000 shares of Series A Convertible Preferred Stock designated.

The Series A Preferred is senior to the Common Stock and any other series or class of the Company's Preferred Stock.

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Liquidation Rights. In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment or declaration, and setting apart for payment of any amount shall be made in respect of any outstanding capital stock of the Company, an amount equal to Two Dollars and Forty Cents ($2.40) per share, plus the Redemption provision (as defined below). Then all of the assets of the Company available to be distributed shall be distributed ratably to the holders of the Series A Preferred and then to the holders of other outstanding shares of capital stock of the Company. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred shall be insufficient to permit the payment to the holders thereof the full preferential amount as provided herein, then such available assets shall be distributed ratably to the holders of the Series A Preferred.

None of the following events shall be treated as or deemed to be a liquidation hereunder: (1) A merger, consolidation or reorganization of the Company; (2) A sale or other transfer of all or substantially all of the Company's assets; (3) A sale of 50% or more of the Company's capital stock then issued and outstanding; (4) A purchase or redemption by the Company of stock of any class; or (5) Payment of a dividend or distribution from funds legally available therefor.

Voting Rights. On all matters to be voted on by the holders of Common Stock, the Holders of the Series A Preferred shall be entitled to 240 votes for each share of Series A Preferred held of record. On all such matters, the holders of Common Stock and the Holders of Series A Preferred shall vote together as a single class. If the Company effects a stock split which either increases or decreases the number of shares of Common Stock outstanding and entitled to vote, the voting rights of the Series A Preferred shall not be subject to adjustment unless specifically authorized Conversion. The Series A Preferred shall have the following conversion rights (the "Conversion Rights"):

Holder's Optional Right to Convert. Each share of Series A Preferred shall be convertible, at the option of the holder(s), on the Conversion Basis (as set forth below) in effect at the time of conversion. Such right to convert shall commence as of the Issue Date and shall continue thereafter for a period of years, such period ending on the fifth anniversary' of the Issue Date. In the event that the holder(s) of the Series A Preferred elect to convert such shares into Common Stock, the holder(s) shall have 60 days from the date of such notice in which they tender their shares of Series A Preferred to the Company.

Conversion Basis. Each share of Series A Preferred shall be convertible into 240 shares of the Company's Common Stock.

Mechanics of Conversion. Before any bolder of Series A Preferred shall be entitled to convert the same into shares of Common Stock, such holder shall (i) give written notice to the Company, at the office of the Company or of its transfer agent for the Common Stock or the Preferred Stock, that he elects to convert the same and shall state therein the number of shares of Series A Preferred being converted; and (ii) surrender the certificate or certificates therefor, duly endorsed. Thereupon the Company shall promptly issue and deliver to such holder of Series A Preferred a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. The conversion shall be deemed to have been made and the resulting shares of Common Stock shall be deemed to have been issued immediately prior to the close of business on the date of such notice and tender of the shares of Series A Preferred.

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Adjustments to the Conversion Basis. (1) Stock Splits and Combinations. Subject to the Protective Provisions (as defined below), if at any time after the Company first issues the Series A Preferred and while any of the shares of Series A Preferred remain outstanding, if the Company shall effect a subdivision or combination of the Common Stock, the Conversion Basis then in effect immediately before that subdivision or combination shall be proportionately adjusted. Any adjustment shall become effective at the close of business on the date the subdivision or combination becomes effective. (2) Reclassification. Exchange or Substitution. At any time after the Company first issues the Series A Preferred and while any of the shares of Series A Preferred remain outstanding, if the Common Stock issuable upon the conversion of the Series A Preferred shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets), then and in each such event the holder of each share of Series A Preferred shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustments as provided herein. (3) Reorganization. Mergers. Consolidations or Sales of Assets. At any time after the Company first issues the Series A Preferred and while any of such shares remain outstanding, if there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares), or a merger or consolidation of the Company with or into another Company, or the sale of all or substantially all of the Company's assets to any other person, then as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series A Preferred thereafter shall be entitled to receive upon conversion of the Series A Preferred, the number of shares of stock or other securities or property of the Company, or of the successor Company resulting from such merger or consolidation or sale, to which a bolder of Series A Preferred deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale.

Notices of Record Date. In the event of any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other Company, entity, or person, or any voluntary or involuntary dissolution, liquidating, or winding up of the Company, the Company shall mail to each holder of Series A Preferred at least 30 days prior to the record date specified therein, a notice specifying the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up.

Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Company's Common Stock on the date of conversion, as determined in good faith by the Company's directors.

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Reservation of Stock Issuable Upon Conversion. At such time as the Company increases its authorized capital resulting in a sufficient number of shares of Common Stock becoming available for the conversion of the Series A Preferred the Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, a number of its shares of Common Stock as shall from time to time be sufficient to effectuate the conversion of all outstanding shares of Series A Preferred.

Protective Provisions. Notwithstanding anything contained herein to the contrary, so long any of the Series A Preferred shall be outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds of the total number of shares of Series A Preferred outstanding: (a) Alter or change the rights, preferences or privileges of the Series A Preferred by way of reverse stock lit, reclassification, merger consolidation or otherwise, so as to adversely affect in any manner the voting rights including number of votes presently allowed or the conversion basis by which the shares of Series A Preferred are presently converted into shares of Common Stock; (b) Increase the authorized number of Series A Preferred; (c) Create any new class of shares having preferences over or being on a parity with the Series A Preferred as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement of all Series A Preferred then outstanding; (d) Repurchase any of the Company's Common Stock (e) Merge or consolidate with any other Company, except into or with a wholly-owned subsidiary of the Company with the requisite shareholder approval; (f) Sell, convey or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the property or business of the Company; or (g) Incur, assume or guarantee any indebtedness (other than such as may be represented by the obligation to pay rent under leases) maturing more than 18 months after the date on which it is incurred, assumed or guaranteed by the Company, except purchase money obligations, obligations assumed as part of the price of property purchased, or the extension, renewal or refunding of any thereof.

Redemption. Subject to the applicable provisions of Delaware law, the Company, at the option of its directors, may at any time or from time to time redeem the whole or any part of the outstanding Series A Preferred. Upon redemption the Company shall pay for each share redeemed $2.40 per share, payable in cash, plus a premium to compensate the original purchaser(s) for the investment risk and cost of capital equal to the greater of (a) $2.40 per share, or (b) an amount per shares equal to 50% of the market capitalization of the Company on the date of notice of such redemption divided by 2,000,000 (the "Redemption Premium"), the redemption amount and the Redemption Premium hereinafter being referred to as the "Redemption Price." Such redemption shall be on an all-or-nothing basis.

At least 30 days previous notice by mail, postage prepaid, shall be given to the holders of record of the Series A Preferred to be redeemed, such notice to be addressed to each such shareholder at the address of such holder appearing on the books of the Company or given to such holder to the Company for the purpose of notice, or if no such address appears or is given, at the place where the principal office of the Company is located. Such notice shall state the date fixed for redemption and the redemption price and shall call upon the holder to surrender to the Company on said date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed. On or after the date fixed for redemption and stated in such notice, each holder of Series A Preferred called for redemption shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefore, notwithstanding that the certificates evidencing any Series A Preferred called for redemption shall not have been surrendered, the dividends, if any, with respect to the shares so called for redemption shall forthwith after such date cease and desist and determine, except only the right of the holders to receive the redemption price without interest upon surrender of their certificates therefore.

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If, on or prior to any date fixed for redemption or Series A Preferred, the Company deposits, with any bank or trust company as trust fund, the number of shares of Common Stock of a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give the notice of redemption thereof (or to complete the giving of such notice if theretofore commenced and to pay, or deliver, on or after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates, then from and after the date of the deposit (although prior to the date fixed for redemption), the shares so called shall be redeemed and any dividends on those shares shall cease to accrue after the date fixed for redemption. The deposit shall constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares without interest, upon the surrender of their certificates therefore. Any interest accrued on any funds so deposited shall be the property of, ari4 paid to, the Company. If the holders of Series A Preferred so called for redemption shall. not, at the end of six years from the date fixed for redemption thereof, have claimed any funds so deposited, such bank or trust company shall thereupon pay over to the Company such unclaimed funds, and such bank or trust company shall thereafter be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Company for payment of the redemption price.

Reissuance. No share or shares of Series A Preferred acquired by the Company by reason of conversion or otherwise shall be reissued as Series A Preferred, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Preferred Stock of the Company.

Status of Reacquired Stock. Shares of Series A Preferred which have been issued and reacquired in any manner shall, upon compliance with any applicable provisions of Delaware law, have the status of authorized and unissued shares of Preferred Stock may be redesignated and reissued in any series or class.

Series B Convertible Preferred Stock

There are 40,000,000 shares of Series B Convertible Preferred Stock designated.

Voting, Liquidation, Dividends, and Redemption.  On all matters to be voted on by the holders of Common Stock, the Holders of Series B Preferred Stock shall be entitled to twenty (20) votes for each share of Series B Preferred Stock held of record. On all such matters, the holders of Common Stock and the Holders of Series B Preferred Stock shall vote together as a single class. If the Company effects a stock split which either increases or decreases the number of shares of Common Stock outstanding and entitled to vote, the voting rights of the Series B Preferred Stock shall not be subject to adjustments unless specifically authorized. The shares of Series B Convertible Preferred Stock shall (i) not have a liquidation preference; (ii) not accrue, earn, or participate in any dividends; and (iii) not be subject to redemption by the Corporation.

Conversion. Twelve (12) months following the original issuance date, but not before, each outstanding share of Series B Convertible Preferred Stock may be converted, at the option of the holder, into two (2) shares of the Corporation’s common stock.

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PLAN OF DISTRIBUTION

We are offering for sale a maximum of 625,000,000 shares of our Common Stock in a self-underwritten offering directly to the public at a price of $0.004 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.004 per share. The Offering will terminate 12 months from the date that the Registration Statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The offering may be extended.

In connection with the Company's selling efforts in the offering, the Company's officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. The Company's officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Our officers and directors are not now, nor has he been within the past 12 months, a broker or dealer, and he has not been, within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officers and directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; exempted from such registration or if a qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;

•	details of the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date of this Registration Statement is declared effective by the SEC and continue for a period of 12 months. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

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Procedures for Subscribing

We will not accept any money until this Registration Statement is declared effective by the SEC. Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1.	execute and deliver a Subscription Agreement; and

2.	deliver payment* to us for acceptance or rejection.

*All checks for subscriptions must be made payable to “B2Digital, Incorporated.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, if our management believes that accepting the subscription from the potential investor is not in the Company's best interests. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. The Company will accept or reject any subscriptions within ten days of receipt, and any funds received related to the rejected subscription agreement will be return promptly without interest or deduction.

Underwriters

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this Registration Statement to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Exchange Act. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Section 15(G) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

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Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the salesperson’s compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his or her rights and remedies in cases of fraud in penny stock transactions; and FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Warrant Shares Offered by the Selling Security Holder

The common stock offered by this prospectus is being offered by the Selling Security Holder. The Selling Security Holder may sell all or a portion of the shares of Common Stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, at a fixed price of $0.02 per share until our Common Stock is listed or quoted on an established public trading market (including the OTCQB), and thereafter at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.  The Selling Security Holder may use any one or more of the following methods when selling securities:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters may act solely as agents;

•	“at the market” into an existing market for the common stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

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In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Triton has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Common Stock Purchase Agreement. The Selling Security Holder may sell all or a portion of the shares of Common Stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, at a fixed price of $0.02 per share until our Common Stock is listed or quoted on an established public trading market (including the OTCQB), and thereafter at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Triton has informed us that each such broker-dealer will receive commissions from Triton that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Security Holder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Triton can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between Triton or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the Selling Security Holder, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to Triton. We have agreed to indemnify Triton and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Triton has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Triton specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Triton has represented to us that at no time prior to the CSPA has Triton or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Triton agreed that during the term of the Common Stock Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Triton that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by the Selling Security Holder or upon the termination of the Warrants.

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Our common stock is quoted on the OTC Markets under the symbol “BTDG.”

The Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Security Holder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Security Holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Because the Selling Security Holder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Security Holder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Security Holder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Security Holder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Security Holder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Security Holder or any other person. We will make copies of this prospectus available to the Selling Security Holder and have informed the Selling Security Holder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SHARES ELIGIBLE FOR FUTURE SALE

The sale of a substantial number of shares of our Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our Common Stock. In addition, any such sale or perception could make it more difficult for us to sell equity, or equity related, securities in the future at a time and price that we deem appropriate. If and when this Registration Statement becomes effective, we might elect to adopt a stock option plan and file a Registration Statement under the Securities Act registering the shares of Common Stock reserved for issuance thereunder. Following the effectiveness of any such Registration Statement, the shares of Common Stock issued under such plan, other than shares held by affiliates, if any, would be immediately eligible for resale in the public market without restriction.

The sale of shares of our Common Stock which are not registered under the Securities Act, known as “restricted” shares, typically are effected under Rule 144. As of June 11, 2021, we had outstanding an aggregate of 1,220,140,550 shares of Common Stock of which approximately 621,747,695 shares are restricted Common Stock. All our shares of Common Stock might be sold under Rule 144 after having been held for six months. No prediction can be made as to the effect, if any, that future sales of “restricted” shares of our Common Stock, or the availability of such shares for future sale, will have on the market price of our Common Stock or our ability to raise capital through an offering of our equity securities.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

As of March 31, 2021, we had no securities authorized for issuance under equity compensation plans either approved or not approved by our shareholders.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements will require us to indemnify our directors to the fullest extent permitted by Delaware law. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

Business Legal Advisors, LLC has rendered a legal opinion as to the validity of the securities to be registered hereby.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements of the Company included in this prospectus and in the registration statement have been audited by Assurance Dimensions and Accell Audit & Compliance, PC, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of Common Stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the Common Stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am and 3:00 pm. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. All filings we make with the SEC are also available on the SEC’s web site at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at B2Digital, Incorporated, 4522 West Village Drive, Suite 215, Tampa, Florida 33624.

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

51

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board and Management

of B2Digital Incorporated

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of B2Digital Incorporated (the Company) as of March 31, 2021 and 2020 and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended March 31, 2021, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021 and 2020 and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph- Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses. For the year ended March 31, 2021 the Company had a net loss of $5,380,270, had net cash used in operating activities of $2,052,264, and had negative working capital of $2,889,031. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provided a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters to be communicated, are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments.

We did not identify any critical audit matters that need to be communicated.

/s/ Assurance Dimensions
We have served as the Company’s auditor since 2019.
Margate, Florida
June 28, 2021

F-2

B2Digital, Incorporated

Consolidated Balance Sheets

	As of March 31, 2021	As of March 31, 2020
Assets
Current assets
Cash and cash equivalents	$122,176	$46,729
Inventory	–	7,256
Deposits and prepaid expenses	10,681	3,120
Total current assets	132,857	57,105

Notes receivable	35,400	–
Operating lease right-of-use asset	1,575,792	–
Property and equipment, net of accumulated depreciation	944,999	351,393
Intangible assets, net of accumulated amortization	224,890	196,951
Goodwill	–	172,254
Total Assets	$2,913,938	$777,703

Liabilities & Stockholders' Deficit
Current liabilities
Accounts payable & accrued liabilities	$253,663	$131,700
Deferred revenue	119,504	13,992
Note payable- current maturity	158,200	14,000
Note payable- in default	14,000	–
Payable due for business acquisitions	–	15,000
Convertible notes payable, net of discount	1,074,733	598,150
Derivative liabilities	1,137,623	58,790
Due to shareholder	–	711
Lease liability, current	264,165	–
Total current liabilities	3,021,888	832,343

Lease liability, long-term	1,319,457	–
Note payable- long-term	105,929	156,727

Total Liabilities	4,447,274	989,070

Commitments and contingencies (Note 13)

Stockholders' Deficit
Preferred stock, 50,000,000 shares authorized, 8,000,000 shares are undesignated
Series A: 2,000,000 shares convertible into 240 shares of common stock issued and outstanding at March 31, 2021 and 2020	20	20
Series B: 40,000,000 shares convertible into 80,000,000 shares of common stock and 0 shares issued and outstanding at March 31, 2021 and 2020, respectively	400	–
Common stock, $0.00001 par value; 5,000,000,000 shares authorized; 1,081,390,550 and 539,267,304 shares issued and outstanding at March 31, 2021 and 2020, respectively	10,815	5,394
Additional paid in capital	7,652,677	3,600,197
Accumulated deficit	(9,197,248)	(3,816,978)
Total Stockholders' Deficit	(1,533,336)	(211,367)
Total Liabilities and Stockholders' Deficit	$2,913,938	$777,703

F-3

B2Digital, Incorporated

Consolidated Statements of Operations

	For the years ended
	March 31,	March 31,
	2021	2020

Revenue:
Live event revenue	$303,812	$487,229
Gym revenue	647,490	109,506
Total revenue	951,302	596,735

Cost of sales	307,579	350,976

Gross profit	643,723	245,759

General and administrative corporate expenses
General & administrative expenses	3,256,155	1,463,417
Depreciation and amortization expense	186,063	62,740
Total general and administrative corporate expenses	3,442,218	1,526,157

Loss from operations	(2,798,495)	(1,280,398)

Other income (expense):
Gain on forgiveness of loan	10,080	–
Gain on bargain purchase	91,870	52,583
Grant income	16,500	–
Loss on extinguishment of debt	(18,281)	–
Loss on forgiveness of notes receivable	–	(81,887)
Loss on modification of debt	–	(50,756)
Financing expense-issuance of warrants	(566,261)	–
Gain on extinguishment of debt	55,568	–
Loss on goodwill impairment	(172,254)	–
Loss on disposition of subsidiary	–	(20,790)
Loss on change in fair value of derivatives	(1,332,661)	119,902
Derivative expense	(151,978)	–
Interest expense	(514,358)	(76,001)
Total other income (expense)	(2,581,775)	(56,949)

Net loss	$(5,380,270)	$(1,337,347)

Basic and diluted earnings per share on net loss	$(0.008)	$(0.003)

Weighted average shares outstanding	684,096,652	492,698,294

F-4

B2Digital, Incorporated

Consolidated Statement of Changes in Stockholders' Deficit

For the Years Ended March 31, 2021 and 2020

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance March 31, 2019	2,000,000	$20	–	–	377,620,110	$3,776	$2,624,573	$(2,479,631)	$148,738

Sale of common stock	–	–	–	–	62,500,000	625	399,375	–	400,000

Issuance of common stock for services	–	–	–	–	125,383,244	1,254	686,746	–	688,000

Issuance of common stock as part of business combination	–	–	–	–	29,000,000	290	185,110	–	185,400

Cancellation of outstanding shares in exchange for payoff of notes receivable - related party	–	–	–	–	(29,454,800)	(294)	(157,479)	–	(157,773)

Loss from modification of debt	–	–	–	–	–	–	50,756	–	50,756

Repurchase of outstanding shares (cancelled)	–	–	–	–	(25,781,250)	(257)	(188,884)	–	(189,141)

Net loss	–	–	–	–	–	–	–	(1,337,347)	(1,337,347)

Balance March 31, 2020	2,000,000	$20	–	–	539,267,304	$5,394	$3,600,197	$(3,816,978)	$(211,367)

Sale of common stock	–	–	–	–	359,500,002	3,595	1,651,405	–	1,655,000

Issuance of common stock for services	–	–	–	–	15,733,333	157	89,176	–	89,333

Conversion of notes payable	–	–	–	–	166,889,911	1,669	1,426,038	–	1,427,707

Issuance of warrants as financing costs	–	–	–	–	–	–	566,261	–	566,261

Issuance of Series B Convertible Preferred Stock in exchange for services	–	–	40,000,000	400	–	–	319,600	–	320,000

Net loss	–	–	–	–	–	–	–	(5,380,270)	(5,380,270)

Balance March 31, 2021	2,000,000	$20	40,000,000	400	1,081,390,550	$10,815	$7,652,677	$(9,197,248)	$(1,533,336)

F-5

B2Digital, Incorporated

Consolidated Statements of Cash Flows

	For the years ended
	March 31,	March 31,
	2021	2020

Cash Flows from Operating Activities
Net Loss	$(5,380,270)	$(1,337,347)

Adjustments to reconcile net loss to net cash used by operating activities:
Stock issued for services	409,333	688,000
Depreciation and amortization	186,063	62,739
Loss on settlement of debt	–	81,887
Loss on extinguishment of debt	18,281	50,756
Loss on disposition of subsidiary	–	20,790
Loss on goodwill impairment	172,254	–
Gain on forgiveness of loan	(14,477)	–
Gain on bargain purchase	(91,870)	(52,583)
Financing expense	566,261	–
Gain on extinguishment of debt	(55,568)	–
Amortization of debt discount	412,170	51,343
Derivative expense	151,978	–
Loss on changes in fair value of derivative liabilities	1,332,661	(119,902)
Right-of-use asset/liability	7,830	–
Changes in operating assets & liabilities
Prepaid expenses	(7,561)	3,140
Inventory	7,256	2,744
Accounts payable and accrued liabilities	153,750	(10,983)
Related party advances	(2,396)	–
Deferred revenue	82,041	(6,430)
Net cash used by operating activities	(2,052,264)	(565,846)

Cash Flows from Investing Activities
Business acquisitions	(215,000)	(42,609)
Payments to related parties	–	(173,533)
Capital expenditures	(500,737)	(84,688)
Net cash used by investing activities	(715,737)	(300,830)

Cash Flows from Financing Activities
Proceeds from notes payable	122,766	–
Proceeds from convertible notes payable	1,200,000	725,499
Repayments related to payable due for business combinations	(15,000)	(30,000)
Repayments of convertible notes payable	(107,500)	–
Payment to note payable	(11,818)	(20,532)
Purchase of cancelled stock	–	(189,141)
Issuance of common stock	1,655,000	400,000
Net cash provided by financing activities	2,843,448	885,826

Increase in Cash	75,447	19,150

Cash at beginning of period	46,729	27,579

Cash (and equivalents) at end of period	$122,176	$46,729

Supplemental Cash Flow Information
Cash paid for interest	$5,856	$–
Cash paid for income taxes	$–	$–

Non-cash investing and financing activities:
Conversion of note payable to equity	$1,427,707	$–
Cancellation of outstanding shares in exchange cancellation of notes receivable - related party	$–	$157,773
Assets acquired in business combination through the issuance of stock	$–	$185,400
Acquisition payable from sellers due to acquisitions	$–	$45,000
Initial recognition of derivative liability as debt discount	$732,416	$178,692
Assets acquired on acquisition	$–	$428,747

F-6

B2Digital, Incorporated

Notes to Consolidated Financial Statements

March 31, 2021

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

In February 2017, the Board of Directors of B2Digital, Incorporated ("B2Digital" or the "Company") approved a complete restructuring, new management team and strategic direction for the Company. Capitalizing on its history in television, video and technology, the Company is now forging ahead and becoming a full-service live event sports company.

B2Digital's first strategy is to build an integrated live event Minor League for the Mixed Martial Arts (MMA) marketplace. B2Digital will be creating and developing Minor League champions that will move on to the MMA Major Leagues from the B2 Fighting Series (B2FS). This will be accomplished by sponsoring operating live events, acquiring existing MMA promotions and then inviting those champions to the B2FS Regional and National Championship Series. B2Digital will own all media and merchandising rights and digital distribution networks for the B2FS.

2017 marked the kickoff of the B2FS by sponsoring and acquiring MMA regional promotion companies for the development of the B2FS. The second strategy is that the Company plans to add additional sports, leagues, tournaments and special events to its live event business model. This will enable B2Digital to capitalize on their core technologies and business models that will be key to broadening the revenue base of the Company's live event core business. B2Digital will also be developing and expanding the B2Digital live event systems and technologies. These include systems for event management, digital ticketing sales, digital video distribution, digital marketing, Pay-Per View (PPV), fighter management, merchandise sales, brand management and financial control systems.

Basis of Presentation and Consolidation

We have eleven wholly-owned subsidiaries. Hardrock Promotions LLC which owns Hardrock MMA in Kentucky, Colosseum Combat LLC which owns Colosseum Combat MMA in Indiana, United Combat League MMA LLC, Pinnacle Combat LLC, Strike Hard Productions, LLC, ONE More Gym LLC, One More Gym Merrillville LLC, One More Gym Valparaiso LLC, One More Gym Tuscaloosa LLC, One More Gym Birmingham, Inc. and B2 Productions LLC.

The consolidated financial statements, which include the accounts of the Company and its eight wholly-owned subsidiaries, are prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”). All significant intercompany balances and transactions have been eliminated. The consolidated financial statements, which include the accounts of the Company and its eight wholly-owned subsidiaries, and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and presented in US dollars. The fiscal year end is March 31.

NOTE 2 - ACCOUNTING POLICIES

The significant accounting policies of the Company are as follows:

Basis of Accounting

The accompanying consolidated financial statements were prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”).

F-7

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. The most significant assumptions and estimates relate to the valuation of derivative liabilities and the valuation of assets and liabilities acquired through business combinations. Actual results could differ from these estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains deposits primarily in four financial institutions, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation ("FDIC"). The Company has not experienced any losses related to amounts in excess of FDIC limits or $250,000. The Company did not have any cash in excess of FDIC limits at March 31, 2021 and 2020, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of accounts payable and accrued liabilities. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments. The three levels of valuation hierarchy are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, Distinguishing Liabilities from Equity, and ASC 815.

Property and Equipment

Property and equipment are carried at cost. Depreciation is provided on the straight-line method over the assets’ estimated service lives. Expenditures for maintenance and repairs are charged to expense in the period in which they are incurred, and betterments are capitalized. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are reflected in the accompanying consolidated statement of operations of the respective period. The estimated useful lives range from 3 to 7 years.

Goodwill

Goodwill represents the cost in excess of the fair value of net assets acquired in business combinations. The Company tests goodwill for impairment on an annual basis and when events or changes in circumstances indicate that the carrying amount may not be recoverable. Goodwill is deemed to be impaired if the carrying amount of goodwill exceeds its estimated fair value. During the year ended March 31, 2021, the Company recorded a loss on goodwill impairment in the amount of $172,254.

Other income

During the year ended March 31, 2021, the Company received $16,500 in grant income due to COVID-19 relief. The Company has recorded this grant income under other income in the Statement of Operations.

F-8

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct.

Live event revenue

The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. The majority of revenues are received from ticket and beverage sales before and during the live events. Sponsorship revenue is also recognized when the live event takes place. Any revenue received for events that have yet to take place are recorded in deferred revenue.

Gym revenue

The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. The majority of revenues are received for gym membership dues. Members pay their dues on the monthly anniversary of when they join the gym. Dues are recognized as revenue over the period they are earned. Any unearned dues are recorded in deferred revenue.

Income Taxes

The Company follows Section 740-10-30 of the FASB ASC, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the consolidated financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated Statements of Operations in the period that includes the enactment date. Through March 31, 2021, the Company has an expected loss. Due to uncertainty of realization for these losses, a full valuation allowance is recorded. Accordingly, no provision has been made for federal income taxes in the accompanying consolidated financial statements.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

F-9

Impairment of Long-Lived Assets

In accordance with ASC 360-10, the Company, on a regular basis, reviews the carrying amount of long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows, before interest, from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on appraised value of the assets or the anticipated cash flows from the use of the asset, discounted at a rate commensurate with the risk involved. There were no impairment charges recorded during the years ended March 31, 2021 and 2020.

Inventory

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management compares the cost of inventories with the market value and allowance is made to write down inventories to market value, if lower. As of March 31, 2021 and 2020, the Company had outstanding balances of finished goods inventory of $0 and $7,256, respectively.

Earnings Per Share (EPS)

The Company utilize FASB ASC 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include additional common shares available upon exercise of stock options and warrants using the treasury stock method, except for periods of operating loss for which no common share equivalents are included because their effect would be anti-dilutive. As of March 31, 2021, the convertible notes are indexed to 347,942,680 shares of common stock.

The following table sets for the computation of basic and diluted earnings per share the nine months ended March 31, 2021 and 2020:

	March 31, 2021	March 31, 2020
Basic and diluted
Net loss	$(5,380,270)	$(1,337,347)

Net loss per share
Basic	$(0.008)	$(0.003)
Diluted	$(0.008)	$(0.003)

Weighted average number of shares outstanding:
Basic & diluted	684,096,652	492,698,294

Stock Based Compensation

The Company records stock-based compensation in accordance with the provisions of FASB ASC Topic 718, Accounting for Stock Compensation, which establishes accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. In accordance with guidance provided under ASC.

Topic 718, the Company recognizes an expense for the fair value of its stock awards at the time of grant and the fair value of its outstanding stock options as they vest, whether held by employees or others. As of March 31, 2021, there were no options outstanding.

F-10

On June 20, 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC 718 and forgo revaluing the award after this date. The Company adopted ASU 2018-07 on April 1, 2019. The adoption of this standard did not have a material impact on the consolidated financial statements.

During the years ended March 31, 2021 and 2020, the Company recorded $409,333 and $688,000 in stock-compensation expense, for stock issued for services, respectively.

Leases

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). The updated guidance requires lessees to recognize lease assets and lease liabilities for most operating leases. In addition, the updated guidance requires that lessors separate lease and non-lease components in a contract in accordance with the new revenue guidance in ASC 606.

On January 1, 2019, the Company adopted ASU No. 2016-02, applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases and; (ii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assessed whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether the Company obtains the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether it has the right to direct the use of the asset. The Company will allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments.

Operating lease right of use (“ROU”) assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is presented on the statements of operations.

As permitted under the new guidance, the Company has made an accounting policy election not to apply the recognition provisions of the new guidance to short term leases (leases with a lease term of twelve months or less that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise); instead, the Company will recognize the lease payments for short term leases on a straight-line basis over the lease term.

Recently Adopted Accounting Pronouncements

In September 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326), which replaces the incurred-loss impairment methodology and requires immediate recognition of estimated credit losses expected to occur for most financial assets, including trade receivables. Credit losses on available-for-sale debt securities with unrealized losses will be recognized as allowances for credit losses limited to the amount by which fair value is below amortized cost. The new guidance was effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Recently, the FASB voted to delay the implementation date for this accounting standard, for smaller reporting companies, the new effective date is beginning after December 15, 2022, and early adoption is permitted. The Company is currently evaluating the impact of the adoption of this ASU on the consolidated financial statements and is collecting and analyzing data that will be needed to produce historical inputs into any models created as a result of adopting this ASU. At this time, the Company does not believe the adoption of this ASU will have a material effect on the financial statements

F-11

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis. For the year ended March 31, 2021, the Company had a net loss of $5,380,270, had net cash used in operating activities of $2,052,264, had negative working capital of $2,889,031, accumulated deficit of $9,197,248 and stockholders’ deficit of $1,533,336. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date of this filing. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due, to fund possible future acquisitions, and to generate profitable operations in the future. Management plans to provide for the Company’s capital requirements by continuing to issue additional equity and debt securities. The outcome of these matters cannot be predicted at this time and there are no assurances that, if achieved, the Company will have sufficient funds to execute its business plan or generate positive operating results. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 – REVENUE

The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Live event revenue primarily includes ticket and beverage sales before and during the live events. Sponsorship revenue is also recognized when the live event takes place. Any revenue received for events that have yet to take place are recorded in deferred revenue. Gym revenue comprises primarily of membership dues and subscription. Other gym revenue includes personal training, group fitness and meal planning.

Information about the Company’s net sales by revenue type for the years ended March 31, 2021 and 2020 are as follows:

	For the year ended
	March 31,	March 31,
	2021	2020
Live events	$303,812	$487,229
Gym revenue	647,490	109,506
Net sales	$951,302	$596,735

All revenue is derived in the United States.

Information about the Company’s deferred revenue for the years ended March 31, 2021 and 2020 are as follows:

	As of
	March 31,	March 31,
	2021	2020
Balance at beginning of year	$13,992	$–
Deferral of revenue	389,665	81,796
Recognition of unearned revenue	(284,153)	(67,804)
Balance at end of year	$119,504	$13,992

F-12

Deferral of revenue in the years ended March 31, 2021 and 2020 was $119,504 and $13,992, respectively. This deferred revenue represents deferred gym memberships fees and tickets pre-sold for live events, which pertain to performance obligations not realized as of March 31, 2021 and 2020.

Revenue recognized in the years ended March 31, 2021 and 2020, which was included in the unearned revenue liability balance at the beginning of the year, was $284,153 and $67,804, respectively. This revenue represents gym membership fees and live event sales for performance obligations met in the years ended March 31, 2021 and 2020.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment, net, consisted of the following at March 31, 2021 and 2020:

	March 31, 2021	March 31, 2020

Gym equipment	$420,880	$163,147
Cages	132,350	124,025
Event assets	92,117	61,319
Furniture and fixtures	16,766	–
Production truck gear	11,740	–
Production equipment	32,875	30,697
Venue lighting system	37,250	–
Leasehold improvements	43,712	–
Electronics hardware and software	124,624	11,845
Trucks trailers and vehicles	197,921	11,210
	1,110,235	402,243
Less: accumulated depreciation	(165,236)	(50,850)
	$944,999	$351,393

Depreciation expense related to these assets for the years ended March 31, 2021 and 2020 amounted to $114,386 and $34,443, respectively.

NOTE 6 – INTANGIBLE ASSETS

Intangible assets, net, consisted of the following at March 31, 2021 and 2020:

	As of	As of
	March 31, 2021	March 31, 2020

Licenses	$142,248	$142,248
Software/website development	12,585	–
Customer relationships	170,031	83,000
	324,864	225,248
Less: accumulated amortization	(99,974)	(28,297)
	$224,890	$196,951

F-13

Licenses are amortized over five years, whereas customer relationships and software/website development are amortized over three years. Amortization expense related to these assets for the years ended March 31, 2021 and 2020 amounted to $71,677 and $28,297, respectively.

Estimated amortization expense for each of the next five years:

Fiscal year ended March 31, 2022	$89,322
Fiscal year ended March 31, 2023	82,405
Fiscal year ended March 31, 2024	46,095
Fiscal year ended March 31, 2025	7,068
Total	$224,890

NOTE 7 – BUSINESS ACQUISITIONS

United Combat League, UCL MMA LLC

Effective May 1, 2019, the Company completed its previously announced acquisition of 100% of the equity interest in United Combat League, LLC (“UCL”), in an effort to execute its strategy of developing and building a Premier Development League for the Mixed Martial Arts (“MMA”) marketplace. The purchase price was $20,000 in cash and 6,000,000 shares of Restricted Common Stock issuable to Michael Davis, the seller of the equity interest in the acquisition. The Company is required to pay the cash consideration in three payments as follows: (i) $10,000 on or before 10 calendar days after the execution date of the agreement, (ii) $5,000 on or before 45 calendar days after the execution date of the agreement, and (iii) $5,000 on or before 90 calendar days after the execution date of the agreement. As of June 30, 2020, the $10,000 cash consideration has been paid in full.

Consideration

Cash	$20,000
6,000,000 shares of common stock issued to the sellers valued using an observable market price	39,000
Total consideration	$59,000

Fair value of net identifiable assets (liabilities) acquired

Intangible assets - licenses for the right to hold fight events	$59,000

The Company analyzed the acquisition under applicable guidance and determined that the acquisition should be accounted for as a business combination. The intangible assets - licenses are being amortized over their estimated life, currently expected to be five years.

Pinnacle Combat LLC- Acquisition

On July 15, 2019, to be effective June 29, 2019, the Company completed an acquisition of 100% of the equity interest in Pinnacle Combat LLC of Iowa (“Pinnacle”), in an effort to execute its strategy of developing and building a Premier Development League for the MMA marketplace. The purchase price was $20,000 in cash and 8,000,000 shares of Restricted Common Stock, 5,000,000 to be issued to Harry Maglaris and 3,000,000 to be issued to Ken Rigdon, collectively the sellers of the equity interest in the acquisition. The Company is required to pay the cash consideration in three payments as follows: (i) $10,000 on or before 10 calendar days after the execution date of the agreement, (ii) $5,000 on or before 45 calendar days after the execution date of the agreement, and (iii) $5,000 on or before 90 calendar days after the execution date of the agreement. As of June 30, 2020, the $10,000 cash consideration has been paid in full.

F-14

Consideration
Cash	$20,000
8,000,000 shares of common stock issued to the sellers valued using an observable market price	62,400
Total consideration	$82,400

Fair values of identifiable net assets:
Property & equipment:
Cages	$54,000
Event asset (barriers)	3,420
Truck/trailer	1,710
Venture lighting system	14,250
Total identifiable net assets	73,380

Intangible assets:
Licenses for the right to hold fight events	34,048

Fair value of liabilities assumed:
Credit card liability	25,028

Fair value of net identifiable assets (liabilities) acquired	$82,400

The Company analyzed the acquisition under applicable guidance and determined that the acquisition should be accounted for as a business combination. The intangible assets - licenses are being amortized over their estimated life, currently expected to be five years.

Strike Hard Productions LLC- Acquisition

On September 1, 2019, the Company completed an acquisition of 100% of the equity interest in Strike Hard Productions LLC, a fighting promotion business, in an effort to execute its strategy of developing and building a Premier Development League for the MMA marketplace. The purchase price was $20,000 in cash and 9,000,000 shares of Restricted Common Stock, 3,000,000 Restricted Shares issued to be issued to David Elder, 3,000,000 Restricted Common Shares to be issued to James Sullivan and 3,000,000 Restricted Common Shares to be issued to Matt Leavell, collectively the sellers of the equity interest in the acquisition. The Company is required to pay the cash consideration in three payments as follows: (i) $10,000 on or before 10 calendar days after the execution date of the agreement, (ii) $5,000 on or before 45 calendar days after the execution date of the agreement, and (iii) $5,000 on or before 90 calendar days after the execution date of the agreement. As of June 30, 2020, the $10,000 cash consideration has been paid in full.

Consideration
Cash	$20,000
9,000,000 shares of common stock issued to the sellers valued using an observable market price	52,200
Total consideration	$72,200

Fair values of identifiable net assets:
Property & equipment:
Cages	$22,000
Event asset (tables)	1,000
Total property & equipment	23,000

Intangible assets:
Licenses for the right to hold fight events	49,200

Total fair value of identifiable net assets	$72,200

F-15

The Company analyzed the acquisition under applicable guidance and determined that the acquisition should be accounted for as a business combination. The intangible assets - licenses are being amortized over their estimated life, currently expected to be five years.

One More Gym LLC

On January 6, 2020, the Company completed an acquisition of 100% of the equity interest in One More Gym LLC (“1MG”), a gym. The purchase price was $30,000 in cash and 6,000,000 shares of Restricted Common Stock (valued at $31,800 or $0.0053 per share), 6,000,000 shares to be issued to BHC Management LLC, the seller of the equity interest in the acquisition. As of June 30, 2020, the Company owes $10,000 in cash consideration to BHC Management.

Consideration
Cash	$30,000
6,000,000 shares of common stock issued to the sellers valued using an observable market price	31,800
Total consideration	$61,800

Fair values of identifiable net assets:
Property & equipment:
Cash	$2,392
Gym equipment	149,703
Inventory	10,000

Intangible assets:
Customer relationships	83,000

Fair value of liabilities assumed:
Liabilities	130,712

Fair value of net identifiable assets (liabilities) acquired	$114,383

Gain on bargain purchase	$52,583

The Company analyzed the acquisition under applicable guidance and determined that the acquisition should be accounted for as a business combination. The intangible assets – customer relationships are being amortized over their estimated life, currently expected to be three years.

CFit Indiana Inc.

On October 6, 2020, the Company completed an acquisition of 100% of the equity interest in CFit Indiana, Inc., doing business as Charter Fitness, a gym. Charter Fitness has two locations: one is Merrillville, Indiana and the other in Valparaiso, Indiana. The purchase price was $115,000 in cash.

Consideration
Cash	$115,000

Fair values of identifiable net assets:
Property & equipment:
Gym equipment	$133,850

Intangible assets:
Customer relationships	73,020

Total fair value of identifiable net assets	$206,870

Gain on bargain purchase	$91,870

F-16

The Company analyzed the acquisition under applicable guidance and determined that the acquisition should be accounted for as a business combination. The fair value of the net identifiable assets consisted of gym equipment of $133,850. The Company assigned a fair value of $73,020 in intangible assets – customer relationships. The intangible assets – customer relationships are being amortized over their estimated life, currently expected to be three years. The Company recorded a gain on bargain purchase of $91,870.

Hillcrest Fitness, LLC

On December 1, 2020, the Company entered into an agreement for the acquisition of 100% of the equity interest in Hillcrest Fitness LLC. The purchase price is $100,000 in cash. The acquisition closed in January 2021. As part of the acquisition, the Company assumed an SBA loan in the amount of $35,400. However, the seller has agreed to repay the loan once it becomes due. The Company has recorded a loan payable in the amount of $35,400 with a corresponding loan receivable in the amount of $35,400.

Consideration
Cash	$100,000

Fair values of identifiable net assets:
Property & equipment:
Gym equipment	$85,989

Intangible assets:
Customer relationships	14,011

Total fair value of identifiable net assets	$100,000

The Company analyzed the acquisition under applicable guidance and determined that the acquisition should be accounted for as a business combination. The fair value of the net identifiable assets consisted of gym equipment of $85,989. The Company assigned a fair value of $14,011 in intangible assets – customer relationships. The intangible assets – customer relationships are being amortized over their estimated life, currently expected to be three years.

NOTE 8 - NOTES PAYABLE

The following is a summary of notes payable as March 31, 2021 and 2020:

	As of	As of
	March 31,	March 31,
	2021	2020
Notes payable - current maturity:
Emry Capital $14,000, 4% loan with principal and interest due April, 2020	$–	$14,000
Note Payable PPP SBA Loan	15,600	–
SBA EIDL Loan	10,000	–
SBA Loan Payable B2Digital	97,200	–
Notes payable – in default:
Emry Capital $14,000, 4% loan with principal and interest due April, 2020	14,000	–
Notes payable – long term:
WLES LP LLC $60,000, 5% loan due January 15, 2022	30,000	60,000
Brian Cox 401K	12,882	21,970
SBA Loan (Hillcrest)	35,400	–
SBA Loan (One More Gym, LLC)	63,047	74,757
Total notes payable	278,129	170,727
Less: long-term	(105,929)	(156,727)
Total	$172,200	$14,000

F-17

On May 8, 2020, WLES LP LLC converted $30,000 of its $60,000 notes payable into 12,000,000 shares of common stock. As a result, the Company recorded a loss on settlement of debt in the amount of $18,281.

During the year ended March 31, 2021, the Company repaid $9,082 on its loan payable to Brian Cox 401K.

During the year ended March 31, 2021, the Company repaid $5,047 on its SBA Loan (One More Gym, LLC). The Government paid another $6,916 as part of COVID relief.

During year ended March 31, 2021, the bank forgave $6,949 in principal and $3,132 in accrued interest on its SBA Loan (One More Gym, LLC). As a result, the Company recorded $10,080 in gain on forgiveness of loan.

As of March 31, 2021, the Emry Capital note is in default. However, the note is not subject to any default provisions.

NOTE 9 – CONVERTIBLE NOTE PAYABLE

The following is a summary of convertible notes payable as of March 31, 2021:

Note*	Inception Date	Maturity	Coupon	Face Value	Unamortized Discount	Carrying Value
Note 5	1/27/2020	1/27/2021	8%	$202,400	$–	$202,400
Note 6	2/19/2020	2/19/2021	8%	85,800	–	85,800
Note 7	3/10/2020	3/10/2021	8%	85,800	–	85,800
Note 8	8/4/2020	8/4/2021	8%	156,000	22,400	133,600
Note 9	10/2/2020	10/2/2021	8%	205,000	68,000	137,000
Note 10	10/15/2020	10/15/2021	8%	172,000	45,911	126,089
Note 11	11/2/2020	11/2/2021	8%	69,000	21,287	47,713
Note 12	11/12/2020	11/12/2021	8%	69,000	13,892	55,108
Note 14	12/10/2020	12/10/2021	8%	80,000	24,738	55,262
Note 15	12/29/2020	12/29/2021	8%	55,650	43,660	11,990
Note 16	1/14/2021	1/14/2022	8%	107,000	31,364	75,636
Note 17	1/27/2021	1/27/2021	8%	60,000	21,437	38,563
Note 18	2/3/2021	2/3/2022	8%	45,250	38,608	6,642
Note 19	2/12/2021	2/12/2022	8%	69,000	55,870	13,130
				$1,461,900	$387,167	$1,074,733

* Notes 1, 2, 3 and 4 in the amounts of $82,000, $208,000, $27,000 and $62,000, respectively, were fully converted as of March 31, 2021.

Between October 4, 2019 and February 12, 2021, the Company issued to accredited investors, Convertible Promissory Notes aggregating a principal amount of $1,949,400. The Company received an aggregate net proceeds of $1,850,500 after $91,900 in original note discount. The Company has agreed to pay interest on the unpaid principal balance at the rate of eight percent (8%) per annum from the date on which Notes are issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Notes, provided it makes a payment as set forth in the agreements.

F-18

The outstanding principal amount of the Notes is convertible into the Company’s common stock at the lender’s option at $0.01 per share for the first six months of the term of the Notes. After the six-month anniversary, the conversion price is equal to 63% of the average of the three lowest trading prices of the Company’s common stock.

Accounting Considerations

The Company has accounted for the Notes as a financing transaction, wherein the net proceeds that were received were allocated to the financial instrument issued. Prior to making the accounting allocation, the Company evaluated the agreement under ASC 815 Derivatives and Hedging (“ASC 815”). ASC 815 generally requires the analysis embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. The material embedded derivative features consisted of the embedded conversion option and default puts. The conversion option and default puts bear risks of equity which were not clearly and closely related to the host debt agreement and required bifurcation. The contracts do not permit the Company to settle in registered shares and the contracts also contain make-whole provisions both of which preclude equity classification. Current accounting principles that are also provided in ASC 815 do not permit an issuer to account separately for individual derivative terms and features that require bifurcation and liability classification. Rather, such terms and features must be and were bundled together and fair valued as a single, compound embedded derivative.

Based on the previous conclusions, the Company allocated the cash proceeds first to the derivative components at its fair value with the residual allocated to the host debt contract, as follows:

Notes 1-19
Compound embedded derivative	$910,762
Convertible notes payable	1,091,717
Day one derivative expense	(151,978)
Legal fees	7,000
Original issue discount	91,900
Face value	$1,949,400

The net proceeds were allocated to the compound embedded derivative and original issue discount. The notes will be amortized up to its face value over the life of Notes based on an effective interest rate. Amortization expense and interest expense for the year ended March 31, 2021 is as follows:

Note	Interest Expense	Accrued Interest	Amortization of Debt Discount	Unamortized
Note 1	$2,216	$–	$11,869	$–
Note 2	8,821	–	53,298	–
Note 3	4,430	–	13,021	–
Note 4	4,294	–	11,688	–
Note 5	18,468	21,401	31,334	–
Note 6	7,249	7,950	17,095	–
Note 7	6,770	7,129	20,636	–
Note 8	8,172	8,172	26,063	22,400
Note 9	8,088	8,088	45,444	68,000
Note 10	6,296	6,296	25,081	45,911
Note 11	2,253	2,253	11,052	21,287
Note 12	2,102	2,102	8,175	13,892
Note 13	3,170	–	107,500	–
Note 14	1,946	1,946	9,332	24,738
Note 15	1,464	1,464	6,424	43,660
Note 16	1,782	1,782	5,070	31,364
Note 17	828	828	3,263	21,437
Note 18	555	555	2,117	38,608
Note 19	711	711	3,708	55,870
	$89,615	$70,677	$412,170	$387,167

F-19

As of March 31, 2021, Note 5, Note 6, and Note 7 are considered in default. Upon an event of default, the interest accrues at 18%. Additionally, upon non-payment at maturity, the principal increases by 10%. The principal on Note 5 increased by $18,400, Note 6 increased by $7,800 and Note 7 increased by $7,800.

Debt conversions

The following table illustrates the debt converted and the associated gain or loss:

Note	Conversion Date	Shares issued in conversion	Fair value of shares	Face Value	Accrued Interest	Fees	Total Debt	Derivative liability	Net (gain)/ loss
WLES LP LLC	May 8, 2020	12,000,000	$48,281	$30,000	$–	$–	$30,000	$–	$18,281
Note 1	July 30, 2020	4,292,918	12,449	7,000	341	–	7,341	–	5,108
Note 1	July 30, 2020	5,071,886	16,737	7,500	488	–	7,988	8,570	179
Note 1	August 20, 2020	8,468,394	155,818	12,500	871	500	13,871	138,147	3,800
Note 1	September 9, 2020	12,123,426	261,866	55,000	4,075	500	59,575	142,490	59,801
Note 2	October 1, 2020	33,934,756	210,395	108,000	7,196	250	115,446	80,674	14,275
Note 2	October 15, 2020	14,521,245	81,319	45,000	3,136	350	48,486	39,128	(6,295)
Note 2	November 25, 2020	15,120,622	78,627	35,000	2,754	350	38,104	44,183	(3,660)
Note 2	December 22, 2020	8,330,328	39,153	20,000	1,691	–	21,691	19,806	(2,344)
Note 3	January 19, 2021	15,087,285	69,402	35,000	3,145	350	38,495	32,195	(1,288)
Note 3	February 4, 2021	11,659,246	59,462	27,000	2,521	350	29,871	30,603	(1,012)
Note 4	February 10, 2021	26,279,805	394,198	62,000	5,531	350	67,881	323,556	2,760
		166,889,911	$1,427,707	$444,000	$31,749	$3,000	$478,749	$859,352	$89,605

During the year ended March 31, 2021, the Company repaid Note 13 in cash. The principal balance was $107,500 and the accrued interest was $3,170. The prepayment fee was $16,125. The Company repaid $126,795. As of the repayment date, the derivative liability related to Note 13 was $126,892. As a result, the Company recorded a gain on loss of extinguishment in the amount of $126,892. Between the loss on extinguishment of $71,324 related the conversion and the gain on loss of extinguishment related to the repayment, the net gain was $55,568.

NOTE 10 –DERIVATIVE FINANCIAL INSTRUMENTS

The following tables summarize the components of the Company’s derivative liabilities and linked common shares as of March 31, 2021:

	March 31, 2021
The financings giving rise to derivative financial instruments	Indexed Shares	Fair Values
Compound embedded derivatives	347,942,680	$(1,137,623)
Total	347,942,680	$(1,137,623)

F-20

The following tables summarize the components of the Company’s derivative liabilities and linked common shares as of March 31, 2020:

	March 31, 2020
The financings giving rise to derivative financial instruments	Indexed Shares	Fair Values
Compound embedded derivatives	77,027,083	$(58,790)
Total	77,027,083	$(58,790)

The following table summarizes the effects on the Company’s gain (loss) associated with changes in the fair values of the derivative financial instruments by type of financing for the years ended March 31, 2021 and 2020:

	March 31,	March 31,
	2021	2020
Compound embedded derivatives	$(1,332,661)	$119,102
Day one derivative loss	(151,978)	–
Total	$(1,484,639)	$119,102

The Company’s Convertible Promissory Notes issued between October 4, 2019 and February 12, 2021 gave rise to derivative financial instruments. The notes embodied certain terms and conditions that were not clearly and closely related to the host debt agreement in terms of economic risks and characteristics. These terms and features consist of the embedded conversion option.

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. In addition, the standards do not permit an issuer to account separately for individual derivative terms and features embedded in hybrid financial instruments that require bifurcation and liability classification as derivative financial instruments. Rather, such terms and features must be bundled together and fair valued as a single, compound embedded derivative. The Company has selected the Monte Carlo Simulations valuation technique to fair value the compound embedded derivative because it believes that this technique is reflective of all significant assumption types, and ranges of assumption inputs, that market participants would likely consider in transactions involving compound embedded derivatives. Such assumptions include, among other inputs, interest risk assumptions, credit risk assumptions and redemption behaviors in addition to traditional inputs for option models such as market trading volatility and risk-free rates. The Monte Carlo Simulations technique is a level three valuation technique because it requires the development of significant internal assumptions in addition to observable market indicators.

Significant inputs and results arising from the Monte Carlo Simulations process are as follows for the embedded derivatives that have been bifurcated from the Convertible Notes and classified in liabilities:

March 31, 2021
Quoted market price on valuation date	$0.0058
Contractual conversion rate	$0.0031 - $0.01
Contractual term to maturity	0.24 Years – 0.87 Years
Market volatility:
Equivalent Volatility	190.74% - 374.31%
Interest rate	8.0%

F-21

The following table reflects the issuances of compound embedded derivatives and the changes in fair value inputs and assumptions related to the compound embedded derivatives during the period ended March 31, 2021 and 2020.

	March 31,	March 31,
	2021	2020

Beginning balance	$58,790	$–
Issuances:
Compound embedded derivatives	732,416	178,692
Conversions	(859,352)	–
Derivative extinguished / debt repaid in cash	(126,892)	–
Loss (gain) on changes in fair value inputs and assumptions reflected in income	1,332,661	(119,902)
Total	$1,137,623	$58,790

 NOTE 11 - EQUITY

Preferred Stock

There are 50,000,000 shares authorized as preferred stock, of which 40,000,000 are designated as Series B and 2,000,000 are designated as Series A. 8,000,000 shares have yet to be designated. All 2,000,000 shares of Series A preferred are issued and outstanding. Each share of Series A preferred is convertible into 240 shares of common stock. The Series A Preferred Stock votes with the Common Stock on all matters to be voted on by the common stock on an as-converted basis. On such matters, each holder of Series A Preferred Stock is entitled to 240 votes for each share of Series A Preferred Stock held by such shareholder.

On November 23, 2020, as part of an Employment Agreement, the Company’s Chief Executive Officer received 40,000,000 shares of Series B Convertible Preferred Stock. Each share of Series B Preferred is convertible into two shares of common stock. As such the fair value, $320,000, was based on the value of 80,000,000 common shares on the date of agreement, $0.004 per share. The shares are considered immediately vested as of November 23, 2020.

Common Stock

Common Stock Issuances for the year ended March 31, 2020

On April 23, 2019, the Company issued 4,000,000 shares of common stock in exchange for services valued at $25,600 or $0.0064 per share.

On May 14, 2019, the Company sold 1,562,500 shares of common stock for $10,000 or $0.0064 per share.

On May 25, 2019, the Company sold 11,718,750 shares of common stock for $75,000 or $0.0064 per share.

On June 1, 2019, the Company issued 67,000,000 shares of common stock in exchange for services valued at $428,800 or $0.0064 per share.

On June 1, 2019, the Company issued 6,000,000 shares of common stock in exchange for the acquisition of UCL MMA LLC valued at $39,000 or $0.0065 per share.

On July 3, 2019 the Company issued 6,000,000 shares of common stock in exchange for services valued at $38,400 or $0.0064 per share.

F-22

On July 8, 2019, the Company entered into a Subscription Agreement with a holder for the sale of 14,062,500 shares of common stock at $0.0064 per share, or $90,000.

On July 15, 2019 the Company issued 30,500,000 shares of common stock in exchange for services valued at $195,200 or $0.0064 per share.

On July 15, 2019 the Company issued 8,000,000 shares of common stock in exchange for the acquisition of Pinnacle Combat LLC valued at $51,200 or $0.0064 per share.

On August 30, 2019 the Company sold 15,625,000 shares of common stock for $100,000 or $0.0064 per share.

On September 7, 2019 the Company sold 7,812,500 shares of common stock for $50,000 or $0.0064 per share.

On September 19, 2019 the Company sold 11,718,750 shares of common stock for $75,000 or $0.0064 per share.

On September 27, 2019, the Company canceled 7,500,000 in exchange for the cancellation of $75,000 in Notes Receivable.

As part of the Strike Hard Productions LLC acquisition, the Company issued 9,000,000 shares of common stock valued at $57,600 or $0.0064 per share.

On December 3, 2019, the Company purchased 14,062,500 shares of stock back from GS Capital in exchange for the payment of $101,250 in cash.

On December 22, 2019, B2MG returned 21,954,800 shares of the Company’s common stock, valued at $109,773 in exchange for the cancellation of $164,441 owed by B2MG to the Company.

On January 6, 2020, the Company issued 6,000,000 shares of common stock valued at $31,800 or $0.0053 per share in exchange for the acquisition of One More Gym LLC.

On January 28, 2020, the Company purchased 11,718,750 shares of stock back from GS Capital in exchange for the payment of $87,891 in cash.

Common Stock Issuances for the year ended March 31, 2021

On April 23, 2020, the Company issued 4,292,915 shares of stock to GS Capital in exchange for the conversion of $7,341 in convertible note principal.

On May 8, 2020, the Company issued 12,000,000 shares of stock to WLES LP LLC in exchange for the conversion of $30,000 in convertible note principal. The 12,000,000 shares were valued at $48,281 resulting in a loss on settlement of debt in the amount of $18,281.

On June 16, 2020, the Company issued 4,000,000 shares of common stock to Veyo Partners LLC in exchange for investor relation services valued at $14,400 or $0.0036 per share.

On July 10, 2020, the Company issued 4,000,000 shares of common stock to Veyo Partners LLC in exchange for investor relation services valued at $14,000 or $0.0035 per share.

F-23

On July 31, 2020, GS Capital converted $7,500 in principal and $488 in accrued interest of the October 4, 2019 $84,000 face value note into 5,071,885 shares of common stock. The 5,071,885 shares were valued at $16,558. The Company recorded the removal of the $7,500 in principal, $488 in interest, and $8,570 in derivative liabilities resulting in no gain or loss.

On August 10, 2020, the Company issued 4,000,000 shares of common stock to Veyo Partners LLC in exchange for investor relation services valued at $34,800 or $0.0087 per share.

On August 13, 2020, the Company sold 13,333,334 shares of common stock for $100,000 or $0.0075 per share.

On August 19, 2020, the Company sold 13,333,334 shares of common stock for $100,000 or $0.0075 per share.

On August 20, 2020, GS Capital converted $12,500 in principal and $871 in accrued interest of the October 4, 2019 $84,000 face value note into 8,468,394 shares of common stock. The 8,468,394 shares were valued at $155,914. After recording the removal of the $12,500 in principal, $871 in interest, and $138,647 in derivative liabilities, the Company recorded $3,896 as loss on extinguishment of debt.

On September 1, 2020, the Company sold 13,333,334 shares of common stock for $100,000 or $0.0075 per share.

On September 9, 2020, GS Capital converted $55,000 in principal and $4,075 in accrued interest of the October 4, 2019 $84,000 face value note into 12,123,426 shares of common stock. The 12,123,426 shares were valued at $262,363. After recording the removal of the $55,000 in principal, $4,075 in interest, and $142,990 in derivative liabilities, the Company recorded $60,298 as loss on extinguishment of debt.

On September 14, 2020, the Company sold 22,000,000 shares of common stock for $165,000 or $0.0075 per share.

On September 30, 2020, the Company issued 3,733,333 shares of common stock for services valued at $26,133 or $0.0070 per share.

On October 2, 2020, GS Capital converted $108,000 in principal, $7,196 in accrued interest, and $750 in conversion fees of the October 31, 2019 $208,000 face value note into 33,934,758 shares of common stock. The 33,934,758 shares were valued at $239,298. After recording the removal of the $108,000 in principal, $7,196 in interest, $750 in conversion fees and $80,674 in derivative liabilities, the Company recorded $42,678 as loss on extinguishment of debt.

On October 21, 2020, GS Capital converted $45,000 in principal, $3,136 in accrued interest, and $350 in conversion fees of the October 31, 2019 $208,000 face value note into 14,521,245 shares of common stock. The 14,521,245 shares were valued at $98,279. After recording the removal of the $45,000 in principal, $3,136 in interest, $350 in conversion fees and $39,128 in derivative liabilities, the Company recorded $10,665 as loss on extinguishment of debt.

On November 25, 2020, GS Capital converted $35,000 in principal, $2,754 in accrued interest, and $350 in conversion fees of the October 31, 2019 $208,000 face value note into 15,120,623 shares of common stock. The 15,120,623 shares were valued at $84,823. After recording the removal of the $35,000 in principal, $2,754 in interest, $350 in conversion fees and $44,183 in derivative liabilities, the Company recorded $2,536 as loss on extinguishment of debt.

On December 22, 2020, GS Capital converted $20,000 in principal, $1,692 in accrued interest, and $350 in conversion fees of the October 31, 2019 $208,000 face value note into 8,330,328 shares of common stock. The 8,330,328 shares were valued at $44,185. After recording the removal of the $20,000 in principal, $1,692 in interest, $350 in conversion fees and $19,806 in derivative liabilities, the Company recorded $2,337 as loss on extinguishment of debt.

Between February 9, 2021 and March 23, 2021, the Company sold 297,500,000 shares of common stock for $1,190,000 or $0.004 per share.

F-24

On January 19, 2021, GS Capital converted $35,000 in principal, $3,145 in accrued interest, and $350 in conversion fees of the December 5, 2019 $62,000 face value note into 15,087,285 shares of common stock. The 15,087,285 shares were valued at $69,402. After recording the removal of the $35,000 in principal, $3,145 in interest, $350 in conversion fees and $32,195 in derivative liabilities, the Company recorded $1,288 as gain on extinguishment of debt.

On February 4, 2021, GS Capital converted $27,000 in principal, $2,521 in accrued interest, and $350 in conversion fees of the December 5, 2019 $62,000 face value note into 11,659,246 shares of common stock. The 11,659,246 shares were valued at $59,462. After recording the removal of the $27,000 in principal, $2,521 in interest, $350 in conversion fees and $30,603 in derivative liabilities, the Company recorded $1,012 as gain on extinguishment of debt.

On February 10, 2021, GS Capital converted $62,000 in principal, $5,531 in accrued interest, and $350 in conversion fees of the October 31, 2019 $62,000 face value note into 26,279,805 shares of common stock. The 26,279,805 shares were valued at $394,197. After recording the removal of the $62,000 in principal, $5,531 in interest, $350 in conversion fees and $323,556 in derivative liabilities, the Company recorded $2,760 as loss on extinguishment of debt.

Warrants

On December 23, 2020, the Company entered into a Common Stock Purchase Agreement (the “CSPA”) with Triton Funds, LP, a Delaware limited partnership (“Triton”), an unrelated third party. Triton agreed to invest $2,500,000 in the Company in the form of common stock purchases. Subject to the terms and conditions set forth in the CSPA, the Company agreed to sell to Triton common shares of the Company having an aggregate value of $2,500,000. The Company may, in its sole discretion, deliver a Purchase Notice to Triton which states the dollar amount of shares which the Company intends to sell to Triton. The price of the shares to be sold will be $0.005 per share. Triton’s obligation to purchase securities is conditioned on certain factors including, but not limited to, the Company having an effective registration available for sale of the securities being purchased, a minimum closing price of $0.0075 is met on the date Triton receives the purchased shares as DWAC shares by Triton’s custodian, and Triton’s ownership not exceeding 9.99% of the issued and outstanding shares of the Company at any time. The CSPA terminates the Common Stock Purchase Agreement between the Company and Triton entered into on October 15, 2020.

In connection with the CSPA, the Company also issued to Triton warrants to purchase 125,000,000 of the Company’s Common Stock at $0.02 per share (the “Warrants”), subject to adjustments. The Warrants terminate five years from the date of issuance. In the event that the S-1 Registration Statement registering the resales of the shares underlying the exercise of the Warrant (the “Warrant Shares”) is not deemed effective within 90 days of the issuance of the Warrants, 100,000,000 Warrants will terminate and 25,000,000 Warrants will remain which shall either be registered by the Company in an S-1 Registration Statement or will be available for cashless exercise pursuant to the terms of the Warrant Agreement. The 125,000,000 warrants were valued at $566,261 and were valued using a Black-Scholes Merton model. These warrants have been recorded as a financing expense.

As of March 31, 2021, the Company had 125,000,000 warrants outstanding.

The following table represents warrant activity years ended March 31, 2021 and 2020:

	Number of Shares	Weighted Average Exercise Price		Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Warrants Outstanding – April 1, 2019	–	S	–	–	$–
Issued	–		–	–	–
Exercised	–		–	–	–
Expired	–		–	–	–
Warrants Outstanding – March 31, 2020	–		$–	–	$–

Issued	125,000,000		$0.02	5.0 years	$–
Exercised	–		–	–	–
Expired	–		–	–	–
Outstanding Exercisable – March 31, 2021	125,000,000		$0.02	4.9 years	$–
Outstanding Exercisable – March 31, 2021	125,000,000		$0.02	4.9 years	$–

F-25

NOTE 12 –LEASES

Kokomo lease

On October 1, 2020, the Company, under its subsidiary ONE More Gym LLC, entered into a facilities lease (“Kokomo Lease”) for 25,000 square feet in Kokomo, Indiana. The initial lease term is for five years and the lease commencement date is October 1, 2020. The monthly lease payments are $7,291.66 in year 1, $7,656.25 in year 2, $8,039.06 in year 3, and $8,441.02 in years 4 and 5.

Valparaiso Lease

The Company leases 11,676 square feet of office space located at 1805 E. Lincolnway, Valparaiso, Indiana 46383. The Company assumed the lease (“Valparaiso Lease”) when it acquired CFit Indiana Inc. on October 6, 2020. The monthly lease payments are $7,624.50 and the lease expires on December 31, 2023.

Merrill Lease

In connection with the acquisition of CFit Indiana Inc. on October 6, 2020, the Company acquired a facilities lease for 15,000 square feet at 6055N. Broadway Ave., Merrillville, Indiana. The monthly lease payments are $11,189.50 and the lease expires on February 28, 2026.

Tuscaloosa Lease

In connection with the acquisition of Hillcrest Fitness LLC on December 1, 2020, the Company acquired a facilities lease at 6551 Highway 69 South, Tuscaloosa, AL 35405. The monthly lease payments are $6,000 and the lease expires on March 6, 2024.

Operating lease right-of-use asset and liability are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value is our incremental borrowing rate, estimated to be 10%, as the interest rate implicit in most of our leases is not readily determinable. Operating lease expense is recognized on a straight-line basis over the lease term. Since the common area maintenance expenses are expenses that do not depend on an index or rate, they are excluded from the measurement of the lease liability and recognized in other general and administrative expenses on the statements of operations.

Right-of-use asset is summarized below:

	March 31, 2021
	Kokomo Lease	Valparaiso Lease	Merrill Lease	Tuscaloosa Lease	Total
Office lease	$375,483	$374,360	$705,966	$222,087	$1,677,896
Less: accumulated amortization	(29,967)	(50,010)	(9,424)	(12,703)	(102,104)
Right-of-use asset, net	$345,516	$324,350	$696,542	$209,384	$1,575,792

F-26

Operating lease liability is summarized below:

	March 31, 2021
	Kokomo Lease	Valparaiso Lease	Merrill Lease	Tuscaloosa Lease	Total
Office lease	$349,609	$324,350	$700,279	$209,384	$1,583,622
Less: current portion	(58,031)	(107,810)	(44,228)	(54,096)	(264,165)
Long term portion	$291,578	$216,540	$656,051	$155,288	$1,319,457

Maturity of the lease liability is as follows:

	March 31, 2021
	Kokomo Lease	Valparaiso Lease	Merrill Lease	Tuscaloosa Lease	Total
Fiscal year ending March 31, 2022	$89,687	$134,274	$112,200	$72,000	$408,161
Fiscal year ending March 31, 2023	94,172	134,274	201,450	72,000	501,896
Fiscal year ending March 31, 2024	98,880	100,706	201,450	72,000	473,036
Fiscal year ending March 31, 2025	101,292	–	201,450	30,000	332,742
Fiscal year ending March 31, 2026	50,646	–	184,663	–	235,309
Present value discount	(85,070)	(44,904)	(200,933)	(36,615)	(367,523)
Lease liability	$349,607	$324,350	$700,280	$209,385	$1,583,622

In connection with the acquisition of the One More Gym, LLC, the Company assumed a building lease and two equipment leases. The lease terms are under 12 months. Under Topic 842, a short-term lease is a lease that, at the commencement date, has a ‘lease term’ of 12 months or less and does not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise. Although short-term leases are in the scope of Topic 842, a simplified form of accounting is permitted. A lessee can elect, by class of underlying asset, not to apply the recognition requirements of Topic 842 and instead to recognize the lease payments as lease cost on a straight-line basis over the lease term. The Company has elected the short-term method to account for these leases.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of March 31, 2021, the Company is not aware of any contingent liabilities that should be reflected in the consolidated financial statements.

The Company entered into employment agreements with its Chief Executive Officer and Executive Vice President as of November 23, 2020. Under the terms of these agreements the Company will be liable for severance and other payments under certain conditions. The employment agreement for the Executive Vice President is for a period of 36 months and renews for a successive two years unless written notice is provided by either party under the terms of the agreement. The employment agreement for the Chief Executive Officer can be terminated by the Chief Executive Officer upon three months written notice. Termination of the Chief Executive Officer requires 80% of the votes of all stockholders of the Company.

F-27

On November 23, 2020, as part of an Employment Agreement, the Company’s Chief Executive Officer received 40,000,000 shares of Series B Convertible Preferred Stock. Each share of Series B Preferred is convertible into two shares of common stock. As such the fair value, $320,000, was based on the value of 80,000,000 common shares on the date of agreement, $0.004 per share. The shares are considered immediately vested as of November 23, 2020 and expensed in full during the year ended March 31, 2021.

Each of the acquisition agreements contain a Management Services Agreement (“MSA”) whereby the Company agrees to pay a management fee based on certain performance targets. The MSA agreements expire 10 years from the acquisition agreement dates.

NOTE 14 – INCOME TAXES

The Company accounts for income taxes in accordance with the provisions of FASB ASC 740, Accounting for Uncertainty in Income Taxes. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Income tax expense for income tax is as follows:

	Year ended March 31, 2021	Year ended March 31, 2020
Federal
Current	–	–
Deferred	–	–
Total Federal	–	–
State
Current	–	–
Deferred	–	–
Total State	–	–
Total income tax expense	–	–

A reconciliation of the statutory tax rates and the effective tax rates for the years ended March 31, 2021 and 2020 is as follows

	Year ended March 31,2021	Year ended March 31, 2020
Statutory rate	-21.0%	-21.0%
Change in valuation allowance	17.2%	23.7%
State income taxes, (net of federal tax benefit)	-2.5%	-3.5%
Change in derivatives value	6.5%	0.0%
Other Permanent differences	-0.2%	0.8%
Effective rate	0.0%	0.0%

F-28

The tax effects of temporary difference that give rise to significant portions of the Company’s deferred tax assets and liabilities as of March 31:

	2021	2020
Deferred tax assets:
Net operating loss carryover	1,448,625	473,374
Capital loss carryover	20,080	–
Intangible assets	25,094	–
Total	1,493,799	473,374
Valuation allowance	(1,288,125)	(459,538)
Net deferred assets	205,674	13,836
Deferred tax liabilities:
Property and equipment	(205,674)	(10,683)
Intangible assets	–	(3,153)
Net deferred assets and liabilities	–	–

A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The valuation allowances for the years ended March 31, 2021, and 2020 have been applied to offset the deferred tax assets in recognition of the uncertainty that such tax benefits will be realized as the Company continues to incur losses. The differences between book income and tax income primarily relate to the temporary differences from depreciation and amortization.

At March 31, 2021 the Company has available net operating loss carry forwards for federal and state income tax reporting purposes of $402,408 which expire at various dates between 2033 and 2038. Additionally at March 31, 2021 the Company has available net operation loss carry forwards for federal and state income tax reporting purposes of $5,505,083 which have an indefinite life.

NOTE 15 - SUBSEQUENT EVENTS

Promissory Notes

On April 26, 2021, the Company entered into an Agreement with GS Capital pursuant to which the Company issued to GS Capital a Promissory Note in the aggregate principal amount of $153,000. The note has a maturity date of April 26, 2022, and the Company has agreed to pay interest on the unpaid principal balance of the note at the rate of eight percent (8%) per annum from the date on which the note is issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the note, provided it makes a payment to GS Capital as set forth in the note.

On April 30, 2021, the Company entered into an Agreement with GS Capital pursuant to which the Company issued to GS Capital a Promissory Note in the aggregate principal amount of $104,000. The note has a maturity date of April 30, 2022, and the Company has agreed to pay interest on the unpaid principal balance of the note at the rate of eight percent (8%) per annum from the date on which the note is issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the note, provided it makes a payment to GS Capital as set forth in the note.

F-29

On May 25, 2021, the Company entered into an Agreement with GS Capital pursuant to which the Company issued to GS Capital a Promissory Note in the aggregate principal amount of $104,000. The note has a maturity date of May 25, 2022, and the Company has agreed to pay interest on the unpaid principal balance of the note at the rate of eight percent (8%) per annum from the date on which the note is issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the note, provided it makes a payment to GS Capital as set forth in the note.

On June 24, 2021, the Company entered into an Agreement with GS Capital pursuant to which the Company issued to GS Capital a Promissory Note in the aggregate principal amount of $185,652. The note has a maturity date of June 24, 2022, and the Company has agreed to pay interest on the unpaid principal balance of the note at the rate of eight percent (8%) per annum from the date on which the note is issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the note, provided it makes a payment to GS Capital as set forth in the note.

Business Acquisition

On April 1, 2021, the Company entered into an agreement for the acquisition of 100% of the equity interest in Club Fitness Inc. in Moody, Alabama. The purchase price is $125,000.

Subscription Agreements

On April 1, 2021, the Company entered into a Subscription Agreement with GS Capital Partners, LLC for the sale of 50,000,000 shares of common stock for $200,000, or $0.004 per share. As of the date of this filing, the shares have not been issued.

On April 10, 2021, the Company entered into a Subscription Agreement with GS Capital Partners, LLC for the sale of 13,750,000 shares of common stock for $55,000, or $0.004 per share. As of the date of this filing, the shares have not been issued.

On April 14, 2021, the Company entered into a Subscription Agreement with Eli Safdieh for the sale of 25,000,000 shares of common stock for $100,000, or $0.004 per share. As of the date of this filing, the shares have not been issued.

On May 13, 2021, the Company entered into a Subscription Agreement with GS Capital Partners, LLC for the sale of 50,000,000 shares of common stock for $200,000, or $0.004 per share. As of the date of this filing, the shares have not been issued.

F-30

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13 - Other Expenses of Issuance and Distribution

We estimate that expenses in connection with the distribution described in this Registration Statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the Selling Security Holder) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

Amount To be Paid
SEC registration fee	$545.50
State filing fees	$1,000.00
Edgarizing costs	$1,000.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$5,000.00
Total	$12,545.50

Item 14 - Indemnification of Directors and Officers

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements will require us to indemnify our directors to the fullest extent permitted by Delaware law. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We do not maintain any policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

Item 15 - Recent Sales of Unregistered Securities

Shares Sold for Acquisitions

On November 20, 2017, the Company completed its acquisition of 100% of the equity interest in Colosseum Combat LLC in exchange for 8,000,000 shares of the Company’s Common Stock.

Effective May 1, 2019, the Company completed its acquisition of 100% of the equity interest in United Combat League, LLC for $20,000 in cash and 6,000,000 shares of the Company’s Common Stock.

Effective June 29, 2019, the Company completed an acquisition of 100% of the equity interest in Pinnacle Combat LLC. The purchase price was $20,000 in cash and 8,000,000 shares of the Company’s Common Stock

On September 1, 2019, the Company completed an acquisition of 100% of the equity interest in Strike Hard Productions LLC. The purchase price was $20,000 in cash and 9,000,000 shares of the Company’s Common Stock.

II-1

On January 6, 2020, the Company completed an acquisition of 100% of the equity interest in One More Gym LLC. The purchase price was $30,000 in cash and 6,000,000 shares of the Company’s Common Stock.

The shares to be issued pursuant to these acquisitions were sold and will be sold in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act.

Shares Sold Under Regulation A

From May 22, 2019 until the present, the Company sold an aggregate 128,900,002 shares of its Common Stock in exchange for an aggregate $898,000 in cash and services.

These sales were made without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Regulation A of the Securities Act. There were no sales commissions paid pursuant to this transaction.

Convertible Notes

From October 4, 2019 to February 2, 2021, the Company issued an aggregate of $1,639,500 convertible notes to two separate investors. Each of the notes is convertible into shares of the Company’s Common Stock based on a discount to the market price. The Company has agreed to pay interest on the unpaid principal balance at the rate of 8% per annum from the date on which each of the notes are issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company has the right to prepay each of the notes, provided it makes a payment to the note holder as set forth in the agreements. The outstanding principal amount of each of the notes is convertible into the Company’s common stock at the lender’s option at $0.01 per share for the first six months of the term of each of the notes. After the six-month anniversary, the conversion price is equal to 63% of the average of the three lowest trading prices of the Company’s Common Stock.

On February 10, 2021, we entered into a Securities Purchase Agreement with GS Capital pursuant to which we issued to GS Capital a Convertible Promissory Note in the aggregate principal amount of $69,000. The outstanding principal amount of the note is convertible into our common stock at the lender’s option 63% of the market price of our common stock.

On February 10, 2021, we entered into a Securities Purchase Agreement with AES Capital Management, LLC pursuant to which we issued to AES a Convertible Promissory Note in the aggregate principal amount of $69,000. The outstanding principal amount of the note is convertible into our common stock at the lender’s option at $0.01 per share for the first six months of the term of the note. After the six-month anniversary, the conversion price is equal to 63% of the average of the three lowest trading prices of our common stock.

The Notes were sold in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D under the Securities Act, based in part on the representations of the investor. There were no sales commissions paid pursuant to this transaction.

Note Conversions

On April 19, 2018, the Company issued 3,478,400 shares of common stock in exchange for the conversion of a note in the amount of $38,020.

On February 21, 2019, the Company issued 12,816,666 shares of common stock in exchange for the conversion of a Note in the amount of $19,454.

On May 8, 2020, a note holder converted $30,000 of its $60,000 notes payable into 12,000,000 shares of common stock.

From August 20, 2020 to the present, a note holder has converted an aggregate of $308,722 in accrued and unpaid interest into 89,639,643 shares of the Company’s Common Stock.

II-2

On November 25, 2020, a note holder converted $38,103 of its notes payable into 15,120,623 shares of common stock.

On December 22, 2020, a note holder converted $22,042 of its notes payable into 8,330,328 shares of common stock.

During the quarter ended March 31, 2021, a lender converted an aggregate of $445,750 in principal and accrued and unpaid interest of their promissory notes into an aggregate of 166,889,911 shares of the Company’s Common Stock. The securities were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuance of the securities.

The shares issued pursuant to the note conversions were issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D under the Securities Act, based in part on the representations of the investor. There were no sales commissions paid pursuant to this transaction.

Private Sales of Common Stock

During the quarter ended March 31, 2021, we sold an aggregate of 200,000,000 shares of our Common Stock to a total of seven investors for total gross proceeds of $800,000. The securities were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. No selling commissions were paid in connection with the issuance of the securities.

Shares Issued for Services

On April 25, 2018, the Company issued 65,000,000 shares of common stock in exchange for services valued at $6,500 or $0.0001 per share.

On September 10, 2018, the Company issued 9,000,000 shares of common stock in exchange for services valued at $45,000 or $0.005 per share.

On February 6, 2019, the Company issued 6,000,000 shares of common stock in exchange for services valued at $600 or $0.00001 per share.

On March 19, 2019, the Company issued 750,000 shares of common stock in exchange for services valued at $75 or $0.00001 per share.

On April 23, 2019 the Company issued 4,000,000 shares of common stock in exchange for services valued at $25,600 or $0.0064 per share.

On June 1, 2019 the Company issued 67,000,000 shares of common stock in exchange for services valued at $428,800 or $0.0064 per share.

On July 3, 2019 the Company issued 6,000,000 shares of common stock in exchange for services valued at $38,400 or $0.0064 per share.

On July 15, 2019 the Company issued 30,500,000 shares of common stock in exchange for services valued at $195,200 or $0.0064 per share.

On June 16, 2020, the Company issued 4,000,000 shares of common stock to a consultant in exchange for investor relation services valued at $14,400 or $0.0036 per share.

On November 29, 2020, the Board of Directors (with Mr. Bell abstaining) approved the issuance of 40,000,000 shares of Series B Preferred Stock to Greg Bell.

These issuances were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

II-3

Shares Issued for Cancellation of Notes

On September 27, 2019, the Company canceled 7,500,000 shares of Common Stock in exchange for the cancellation of $75,000 in notes receivable owed to a related party.

The shares issued pursuant to the note conversions were issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D under the Securities Act, based in part on the representations of the investor. There were no sales commissions paid pursuant to this transaction.

Triton Funds LP

On December 22, 2020, we entered into the Common Stock Purchase Agreement, as amended, with Triton. Triton agreed to invest $2,500,000 in the Company in the form of common stock purchases. Subject to the terms and conditions set forth in the CSPA, the Company agreed to sell to Triton common shares of the Company having an aggregate value of 2,500,000. The Company may, in its sole discretion, deliver a Purchase Notice to Triton which states the dollar amount of shares which the Company intends to sell to Triton. The price of the shares to be sold will be $0.004 per share.

Triton’s obligation to purchase securities is conditioned on certain factors including, but not limited, to the Company having an effective registration available for sale of the securities being purchased, a minimum closing price of $0.0075 is met on the date Triton receives the purchased shares as DWAC shares by Triton’s custodian, and Triton’s ownership not exceeding 9.99% of the issued and outstanding shares of the Company at any time.

In connection with the CSPA, the Company also issued to Triton warrants to purchase 125,000,000 of the Company’s Common Stock at $0.02 per share (the “Warrants”), subject to adjustments. The Warrants terminate five years from the date of issuance. In the event that the S-1 Registration Statement registering the resales of the shares underlying the exercise of the Warrant (the “Warrant Shares”) is not deemed effective within 90 days of the issuance of the Warrants, 100,000,000 Warrants will terminate and 25,000,000 Warrants will remain which shall either be registered by the Company in an S-1 Registration Statement or will be available for cashless exercise pursuant to the terms of the Warrant Agreement.

The Warrants were sold in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D under the Securities Act, based in part on the representations of Triton. There were no sales commissions paid pursuant to this transaction.

Miscellaneous Share Issuances

On December 10, 2018, the Company sold 6,250,000 shares of common stock for $50,000 or $0.008 per share.

On January 15, 2019, the Company sold 6,250,000 shares of common stock for $50,000 or $0.008 per share.

On March 19, 2019, the Company sold 3,125,000 shares of common stock for $25,000 or $0.008 per share.

On March 26, 2019, the Company sold 1,875,000 shares of common stock for $10,000 or $0.008 per share.

The shares issued pursuant to the note conversions were issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act. There were no sales commissions paid pursuant to this transaction.

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Item 16 - Exhibits

(a)(3)	Exhibits

The following exhibits are filed as part of this Registration Statement:

(b) Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Amended Articles of Incorporation	1-A POS	000-50773	99.1	10/1/19
3.2	Certificate of Designation for Series A Convertible Stock	S-1	000-11882	3.2	12/31/20
3.3	Certificate of Designation for Series B Convertible Stock	S-1	000-11882	3.3	12/31/20
3.4	Amendment to Certificate of Designation for Series B Convertible Preferred Stock	8-K	000-11882	3.1	12/3/20
3.5	Bylaws	1-A POS	000-50773	99.2	10/1/19
4.1	Specimen Stock Certificate	1-A POS	000-50773	99.3	10/1/19
5.1	Legal Opinion of Business Legal Advisors, LLC	S-1	000-11882	5.1	12/31/20
10.1	Employment Agreement of Greg P. Bell	1-A POS	000-50773	99.3	10/1/19
10.2	Employment Agreement with Greg Bell dated November 23, 2020	S-1	000-11882	10.2	12/31/20
10.3	Indemnification Agreement of Greg P. Bell	1-A POS	000-50773	99.4	10/1/19
10.4	Employment Agreement of Paul D.H. LaBarre	1-A POS	000-50773	99.5	10/1/19
10.5	Indemnification Agreement of Andrew Georgens	1-A POS	000-50773	99.6	10/1/19
10.6	Indemnification Agreement of Paul Labarre	1-A POS	000-50773	99.7	10/1/19
10.7	Indemnification Agreement of Hugh Darryl Metz	1-A POS	000-50773	99.8	10/1/19
10.8	Repurchase of Shares Agreement between B2Digital, Incorporated and GS Capital Partners LLC dated January 28, 2020	8-K	000-11882	99.1	2/3/20
10.9	Repurchase of Shares Agreement between B2Digital, Incorporated and GS Capital Partners LLC dated November 22, 2019	8-K	000-11882	99.1	12/5/19
10.10	Common Stock Purchase Agreement dated December 23, 2020	S-1	000-11882	10.10	12/31/20
10.11	Warrant Agreement dated December 23, 2020	S-1	000-11882	10.11	12/31/20
10.12	Amendment to Common Stock Purchase Agreement dated February 18, 2021	10-K	000-11882	10.12	6/29/21
16.1	Letter from Accell Audit & Compliance, P.A. Dated January 9, 2020 Regarding Change in Certifying Accountant	8-K	000-11882	16.1	1/9/20
21.1	List of Subsidiaries	10-K	000-11882	21.1	6/29/21
23.1	Consent of Assurance Dimensions					X
23.3	Consent of Business Legal Advisors, LLC (included in Exhibit 5.1)	S-1	000-11882	23.3	12/31/20
101	XBRL data files of Financial Statements and Notes relating to this Form S-1*	S-1	000-11882		12/31/20

*In accordance with Regulation S-T, the Interactive Data Files in Exhibit 101 relating to this Form S-1 shall be deemed “furnished” and not “filed.”

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Item 17 - Undertakings

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

	(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on July 6, 2021.

B2DIGITAL, INCORPORATED

By:	/s/ Greg P. Bell
Greg P. Bell, CEO
(Principal Executive and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg P. Bell	CEO and Director	July 6, 2021
Greg P. Bell	(Principal Executive and Financial Officer)

/s/ Paul LaBarre	Director	July 6, 2021
Paul LaBarre

/s/ Hugh Darryl Metz	Director	July 6, 2021
Hugh Darryl Metz

/s/ Andrew Georgens	Director	July 6, 2021
Andrew Georgens

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750,000,000 Shares of Common Stock

B2DIGITAL, INCORPORATED

PROSPECTUS

_____________, 2021

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